                                                                    EXHIBIT 10.1

                                                   PROPERTY MANAGEMENT FILE COPY

                             OFFICE LEASE AGREEMENT

                                 BY AND BETWEEN

                         CHASE TOWER ASSOCIATES, L.L.C.

                                  (as landlord)

                                       AND

                            CAPITALSOURCE FINANCE LLC

                                   (as tenant)

                                TABLE OF CONTENTS

ARTICLE I       DEFINITIONS.....................................................   1
ARTICLE II      PREMISES........................................................   2
ARTICLE III     TERM............................................................   3
ARTICLE IV      BASE RENT.......................................................   6
ARTICLE V       INCREASES IN OPERATING EXPENSES AND REAL ESTATE TAXES...........   7
ARTICLE VI      USE OF PREMISES.................................................  11
ARTICLE VII     ASSIGNMENT AND SUBLETTING.......................................  13
ARTICLE VIII    MAINTENANCE AND REPAIRS.........................................  16
ARTICLE IX      ALTERATIONS.....................................................  17
ARTICLE X       SIGNS...........................................................  20
ARTICLE XI      SECURITY DEPOSIT................................................  20
ARTICLE XII     INSPECTION......................................................  22
ARTICLE XIII    INSURANCE.......................................................  23
ARTICLE XIV     SERVICES AND UTILITIES..........................................  24
ARTICLE XV      LIABILITY OF LANDLORD...........................................  25
ARTICLE XVI     RULES...........................................................  26
ARTICLE XVII    DAMAGE OR DESTRUCTION...........................................  27
ARTICLE XVIII   CONDEMNATION....................................................  28
ARTICLE XIX     DEFAULT.........................................................  28
ARTICLE XX      BANKRUPTCY......................................................  31
ARTICLE XXI     SUBORDINATION...................................................  32
ARTICLE XXII    HOLDING OVER....................................................  33
ARTICLE XXIII   COVENANTS OF LANDLORD...........................................  34
ARTICLE XXIV    PARKING.........................................................  35
ARTICLE XXV     ESTOPPELS.......................................................  36
ARTICLE XXVI    GENERAL PROVISIONS..............................................  37

EXHIBIT A - Plan Showing Premises
EXHIBIT B - [Intentionally omitted.]
EXHIBIT C - Rules
EXHIBIT D - Certificate Affirming Lease Commencement Date
EXHIBIT E - Description of Base Building
EXHIBIT F - Base Rent Schedule; Tenant Improvements Reimbursement Rent Schedule
EXHIBIT G - Cleaning Specifications
EXHIBIT H - Form of Subordination, Nondisturbance and Attornment Agreement
EXHIBIT I - Form of Estoppel Certificate

                             OFFICE LEASE AGREEMENT

         THIS OFFICE LEASE AGREEMENT (this "LEASE") is dated as of the 8th day of December 2000, by and between CHASE TOWER ASSOCIATES, L.L.C., a Delaware limited liability company ("LANDLORD"), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("TENANT").

                                    ARTICLE I
                                   DEFINITIONS

         1.1 Building: a twelve (12) story building containing approximately two hundred eighteen thousand eight hundred ninety-seven (218,897) square feet of office rentable area and two hundred twenty-eight thousand five hundred (228,500) square feet of total rentable area as of the date hereof and located at 4445 Willard Avenue, Chevy Chase, Maryland.

         1.2 Premises: approximately sixteen thousand seven hundred ninety-nine (16,799) square feet of rentable area located on the twelfth (12th) floor of the Building, as more particularly designated on Exhibit A.

         1.3      Lease Term:  one hundred twenty (120) months.

         1.4      Anticipated Possession Delivery Date:  August 1, 2001.

         1.5 Base Rent: Six Hundred Forty-Six Thousand Seven Hundred Sixty-One and 50/100 Dollars ($646,761.50) for the first Lease Year, divided into twelve (12) equal monthly installments of Fifty-Three Thousand Eight Hundred Ninety-Six and 79/100 Dollars ($53,896.79) for the first Lease Year.

         1.6 Base Rent Annual Escalation Percentage: Three percent (3%), except with respect to Lease Year 6, at which time the then Base Rent shall be increased by an amount equal to the product of (i) Two Dollars ($2.00) multiplied by (ii) the rentable square footage of the Premises, that is, Thirty-Three Thousand Five Hundred Ninety-Eight Dollars ($33,598.00), which $33,598.00 is hereinafter referred to as the "SIXTH LEASE YEAR ESCALATION AMOUNT," as shown on Exhibit E hereto.

         1.7      Operating Charges Base Year: Calendar year 2002.

         1.8      Real Estate Taxes Base Year: Calendar year 2002.

         1.9 Security Deposit Amount: Three Hundred Twenty-Three Thousand Three Hundred Eighty and 75/100 Dollars ($323,380.75), subject to increase as provided in Section 11.5 hereof.

         1.10 Brokers: Insignia/ESG, Inc., as agent of Landlord, and The Meyer Group, LTD., as agent of Tenant.

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         1.11     Tenant Notice Address: 1133 Connecticut Avenue, N.W., Suite
310, Washington, D.C. 20036 until Tenant has commenced beneficial use of the Premises, and at the Premises, after Tenant has commenced beneficial use of the Premises.

         1.12 Landlord Notice Address: Chase Tower Associates, L.L.C., c/o The JBG Companies, 5301 Wisconsin Avenue, N.W., Suite 300, Washington, D.C. 20015 , Attention: Ms. Sharon Oliver, with a copy to: Greenstein DeLorme & Luchs, P.C., 1620 L Street, N.W., Suite 900, Washington, D.C. 20036, Attention:
Abraham J. Greenstein, Esq.

         1.13 Landlord Payment Address: Chase Tower Associates, L.L.C. and delivered to TrizecHahn Management Services LLC at Bank of America, at a post office box to be determined by Landlord, of which Tenant shall be given written notice.

         1.14 Building Hours: 7:00 a.m. to 7:00 p.m. on Monday through Friday (excluding legal holidays) and 9:00 a.m. to 1:00 p.m. on Saturday (excluding legal holidays), and such other hours, if any, as Landlord from time to time determines. As of the date of this Lease, the legal holidays observed by Landlord are the dates on which the federal government observes New Year's Day, Martin Luther King Day, Washington's Birthday (President's Day), Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran's Day, Thanksgiving Day and Christmas Day; provided, however, that Landlord retains the right, in its sole discretion, to increase or to decrease the legal holidays which it observes; provided, however, that in the event that at any time the lease of any other office tenant in the Building excludes any of the foregoing holidays as a legal holiday, such holiday shall also be excluded as a legal holiday from this
Section 1.14 during the period that it is excluded as a legal holiday from such other tenant's lease.

         1.15     Guarantor(s): Intentionally omitted.

         1.16 Complex: that certain complex [of which the Building, the Land, a retail building comprising approximately twenty-two thousand (22,000) rentable square feet and the land upon which it is constructed are a part] known as Chase Tower, and including all easements, rights, and appurtenances thereto (including private streets, storm detention facilities, and any other service facilities).]

         1.17     Parking Permits: Thirty (30).

                                   ARTICLE II
                                    PREMISES

         2.1 Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the term and upon the conditions and covenants set forth in this Lease. Tenant will have the non-exclusive right to use (a) the common and public areas of the Building and (b) subject to such requirements (other than the payment of any fee therefor) and limitations as Landlord, in its sole and absolute discretion, may impose, the telephone room located on the twelfth (12th) floor of the Building. Except as may otherwise be expressly provided in this Lease, the lease of the Premises does not include the right to use the roof, mechanical rooms, electrical closets, janitorial closets, parking areas or other non-common or non-public areas of the Building.

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         2.2      The rentable area in the Building and in the Premises shall be determined by Landlord's architect in accordance with the Building Owners and Managers Association International Standard Method for Measuring Floor Area in Office Buildings, ANSI/BOMA Z65.1-1996. Landlord shall have the option, exercisable by written notice to Tenant at any time during the first one hundred eighty (180) days of the Term, to have the rentable floor area of the Premises remeasured by Landlord's architect in the manner described above or any successor thereto irrespective of whether any option to expand or contract the Premises is exercised by Tenant. Upon such remeasurement by the Landlord's architect, Landlord may, at its option, give Tenant written notice of the rentable floor area so determined, in which event the rentable area as thus remeasured shall be deemed to be the rentable floor area of the Premises for all purposes of this Lease, all Rent theretofore paid by Tenant to Landlord during the Term shall be retroactively adjusted, and any deficiency shall be paid by Tenant to Landlord within thirty (30) days after Landlord's notice to Tenant setting forth the rentable floor area of the Premises.

                                   ARTICLE III
                                      TERM

         3.1 All of the provisions of this Lease shall be in full force and effect from and after the date first above written. The Lease Term shall commence on the Lease Commencement Date specified in Section 3.2. If the Lease Commencement Date is not the first day of a month, then the Lease Term shall be the period set forth in Section 1.3 plus the partial month in which the Lease Commencement Date occurs. The Lease Term shall also include any properly exercised renewal or extension of the term of this Lease which is specifically provided for in this Lease.

         3.2 The "LEASE COMMENCEMENT DATE" shall be the later of (a) November 1, 2001 or (b) the ninetieth (90th) day following the date on which Landlord delivers possession of the Premises to Tenant with those portions of the base Building which are located within the Premises having been substantially completed by Landlord, as certified to Landlord by Landlord's architect; provided, however, that if Tenant commences its business operations in the Premises on a date which is earlier than the date which is determinable pursuant to the foregoing clauses (a) and (b), then the Lease Commencement Date shall be such date as Tenant commences its business operations in the Premises. Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute the certificate confirming the Lease Commencement Date attached to this Lease as Exhibit D.

         The base building shall be constructed by Landlord substantially in accordance with the description attached hereto as Exhibit E and made a part hereof.

         3.3 It is presently anticipated that the Premises will be delivered to Tenant on or about the Anticipated Possession Delivery Date; provided, however, that if Landlord does not deliver possession of the Premises by such date, Landlord shall not have any liability whatsoever except as hereinafter provided, and this Lease shall not be rendered void or voidable, as a result thereof.

                  Notwithstanding the foregoing, in the event that (A) Landlord does not deliver possession of the Premises to Tenant with those portions of the base Building which are located within the Premises having been substantially completed by Landlord on or before August 1,

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2001, and (B) the Lease Commencement Date has not occurred under this Lease on or before November 1, 2001 for reasons other than the failure of Tenant to expeditiously commence and diligently pursue the completion of Tenant's Work (as hereinafter defined in Section 9.1 hereof) then, subject to the occurrence of all of the conditions set forth in this Section 3.3, Landlord shall credit or pay to Tenant (as hereinafter provided) the "Existing Sublease Holdover Premium Amount" (as hereinafter defined). "EXISTING SUBLEASE HOLDOVER PREMIUM AMOUNT" shall mean an amount equal to the difference between (a) the amount paid by Tenant as base rent and premiums or penalties, or both, each month under that certain Sublease Agreement dated as of November 1, 2000, by and between Tenant, as subtenant thereunder, and Health Care Financial Partners REIT, as sublandlord thereunder (the "EXISTING SUBLANDLORD"), for premises subleased to Tenant at 1133 Connecticut Avenue, N.W., Washington, D.C. (the "EXISTING SUBLEASE"), solely for obligations of Tenant first arising under the Existing Sublease with respect to base rent for the period commencing on November 1, 2001 and continuing through and including the day preceding the Lease Commencement Date under this Lease and (b) the amount which was payable by Tenant as base rent under the Existing Sublease for October 2001, subject to the following conditions: (i) this Lease shall be non-contingent, binding on both parties and in full force and effect according to its terms; (ii) no Event of Default by Tenant, nor any circumstance with which the giving of notice, the passage of time, or both would constitute an Event of Default, shall then exist under this Lease; (iii) Landlord shall have received from Tenant a copy of a written receipt from the Existing Sublandlord (or other reasonable written proof, as determined by Landlord in its sole but reasonable discretion) evidencing the receipt by the Existing Sublandlord from Tenant of amounts paid by Tenant as base rent and any holdover penalties or premium under the Existing Sublease or any combination thereof; (iv) the Existing Sublease shall not have been modified between the date of execution of this Lease and the Lease Commencement Date under this Lease; and (v) the Lease Commencement Date as to the entire Premises under this Lease shall have occurred and Tenant shall be in occupancy of the Premises, shall be conducting its business operations therein and shall have commenced paying Base Rent under this Lease. If all of the foregoing conditions have been satisfied, the Existing Sublease Holdover Premium Amount shall be credited or paid by Landlord to Tenant as follows, with the choice between the options set forth in the following clauses (x) and (y) to be made by Landlord in its sole and absolute discretion: (x) either Landlord shall pay the full amount of the Existing Sublease Holdover Premium Amount to Tenant within forty-five days following the Lease Commencement Date under this Lease or (y) Landlord shall credit to the first installment(s) of Base Rent coming due under this Lease the full amount of the Existing Sublease Holdover Premium Amount; provided, however, that in the event that this Lease is terminated by Landlord following a casualty to the Building or a condemnation thereof, Landlord shall pay to Tenant, within ninety (90) days following the date of Landlord's notice to Tenant that it has thus terminated this Lease, the amount of the Existing Sublease Holdover Premium Amount which has been incurred by Tenant during the period commencing on November 1, 2001 and ending on the thirtieth (30th) day following the date of delivery by Landlord to Tenant of Landlord's termination notice.

                  Notwithstanding anything to the contrary set forth in this
Section 3.3, in the event that Tenant receives from the Existing Sublandlord or any other source any refund, credit or other reimbursement of any amount paid by Tenant to the Existing Sublandlord as a holdover premium, holdover penalty, any other form of compensation paid by Tenant with respect to its holdover tenancy or any combination of the foregoing pursuant to the Existing

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Sublease, then, in either such event, either the amount to be credited by
Landlord or payable by Landlord under this Section 3.3 (if not theretofore credited or paid under this Section 3.3) shall be reduced in an amount equal to that portion of such refund, credit or other reimbursement which is equal to the amount of the Existing Sublease Holdover Premium Amount which was paid by Landlord to Tenant or credited by Landlord towards Base Rent hereunder, or Tenant shall reimburse Landlord (if theretofore paid by Landlord under this Section 3.3) in an amount equal to the amount of such refund or credit, on the seventh (7th) business day following the date of Tenant's receipt of such refund or credit.

         3.4 "LEASE YEAR" shall mean a period of twelve (12) consecutive months commencing on the Lease Commencement Date, and each successive twelve
(12) month period thereafter; provided, however, that if the Lease Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month in which the first anniversary of the Lease Commencement Date occurs.

         3.5 Landlord hereby grants to CapitalSource Finance LLC, a Delaware limited liability company, and any "successor entity" (as hereinafter defined in Section 7.2) or "RELATED ENTITY" (as hereinafter defined in Section 7.2) (collectively, for the purposes of this Section 3.5, "TENANT") the conditional right, exercisable at Tenant's option, to renew the term of this Lease for one (1) five-year term (the "RENEWAL TERM"). If exercised, and if the conditions applicable thereto have been satisfied, the Renewal Term shall commence immediately following the end of the initial Lease Term provided in Sections 1.3 and 3.1 of this Lease. The right of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

                  (a) Tenant shall exercise its right of renewal with respect to the Renewal Term by giving Landlord written notice of such election not later than nine (9) months prior to the expiration of the initial Lease Term, and, if Tenant gives Landlord written notice of such election earlier than the date which is fifteen (15) months prior to the expiration of the initial Lease Term (the "FIFTEEN MONTH THRESHOLD DATE") then the procedure which is hereinafter set forth for determining annual base rent during the Renewal Term shall not commence until the Fifteen Month Threshold Date. The parties shall have thirty
         (30) days after Landlord's timely receipt of such notice in which to agree on annual base rent payable during the Renewal Term which would equal the prevailing market rent. Among the factors to be considered by the parties during such negotiations in determining the prevailing market rent shall be the general office rental market in Chevy Chase, Maryland, the rental rates then being quoted by Landlord to comparable tenants for comparable space in the Building, and the rents being charged, and such tenant concessions (if any) as are then being offered to similar tenants for similar office space in multi-tenanted, multi-story, first-class office buildings in Chevy Chase, Maryland (it being understood and agreed that the consideration of such factors by the parties during such negotiations and determination of the prevailing market rent shall not be deemed to necessarily mean that all or any of such concessions shall in fact be made available to Tenant during the Renewal Term). If during such thirty (30) day period the parties agree on such base rent, escalation factor and additional rent payable during each year of the Renewal Term, then they shall promptly execute an amendment to this Lease stating the rent so agreed upon. If during such thirty (30) day period the parties are unable, for any reason whatsoever, to agree on such base rent, escalation factor and additional rent payable, then within five (5) days thereafter the parties shall each appoint an independent real estate broker or real estate salesperson who shall be licensed in the State of Maryland and who specializes in the field of commercial office space leasing in the Chevy Chase, Maryland market and has at least ten (10) years of experience. Such two individuals shall each determine within ten (10) days after their appointment such base rent, escalation factor and additional rent (to be not less than the minimums specified in this Section 3.5). If such individuals do not agree on such items, but the higher of such two values is not more than one hundred five percent (105%) of the lower of them, then the prevailing market rent shall be deemed to be the average of the two values. If the higher of such two values is more than one hundred five percent (105%) of the lower of them, then the two brokers shall jointly appoint a third broker or real estate salesperson within ten (10) days after the second of the two determinations described above has been rendered. The third broker or real estate salesperson shall independently make his determination of the prevailing market rent within ten (10) days after his appointment. The highest and the lowest determinations of value among the three brokers or real estate salespeople shall be disregarded and the remaining determination shall be deemed to be the prevailing market rent and shall be final and conclusive. Landlord and Tenant shall each bear the cost of its broker or real estate salesperson and shall share equally the cost of the third broker or real estate salesperson. Upon determination of the base rent, escalation factor and additional rent payable pursuant to this Section, the parties shall promptly execute an amendment to this Lease stating the rent so determined.

                  (b) If Tenant's renewal notice is not given timely, then Tenant's right of renewal shall lapse and be of no further force or effect.

                  (c) If Tenant is in default under this Lease on the date Tenant sends a renewal notice (or if such notice is sent on a date which is earlier than the Fifteen Month Threshold Date, then on such Fifteen Month Threshold Date, as well) or on the date that the Renewal Term is to commence, then, at Landlord's election, the Renewal Term shall not commence and the term of this Lease shall expire at the expiration of the initial term of this Lease.

                  (d) Tenant's right .of renewal under this Section 3.5 may be exercised only by Tenant and may not be exercised by any transferee, sublessee or assignee of Tenant other than as hereinabove provided in this Section 3.5.

                  (e) If on the date that Tenant sends a renewal notice (or if such notice is sent on a date which is earlier than the Fifteen Month Threshold Date, then on such Fifteen Month Threshold Date, as well) or on the date that the Renewal Term is to commence, more than eight thousand (8,000) square feet of rentable area of the Premises has been subleased or assigned, except to a successor entity

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         and/or related entity (as each of such terms is defined in Section 7.2 hereof), or if this Lease has been terminated with respect to more than eight thousand (8,000) square feet of rentable area of the Premises, then Tenant's rights pursuant to this Section shall lapse and be of no further force or effect.

                                   ARTICLE IV
                                    BASE RENT

         4.1 From and after the Lease Commencement Date, Tenant shall pay the Base Rent in equal monthly installments in advance on the first day of each month during a Lease Year. On the first day of the second and each succeeding Lease Year, the Base Rent in effect shall be increased by an amount equal to the product of (a) the Base Rent Annual Escalation Percentage, multiplied by (b) the Base Rent in effect immediately before the increase, calculated on a per square foot basis and without regard to any rental abatement, allowance or other concession granted by Landlord during such Lease Year, which Base Rent per square foot shall be as set forth on Exhibit F attached hereto; provided, however, that on the first day of the sixth (6th) Lease Year, the Base Rent in effect shall be increased by the Sixth Lease Year Escalation Amount (in lieu of being increased by the Base Rent Escalation Percentage), as set forth on Exhibit F attached hereto.

         4.2 Concurrently with Tenant's execution of this Lease, Tenant shall pay an amount equal to one (1) monthly installment of the Base Rent payable during the first Lease Year, which amount shall be credited toward the monthly installment of the Base Rent payable for the first full calendar month of the Lease Term. If the Lease Commencement Date is not the first day of a month, then the Base Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the Base Rent payable during the first Lease Year, and Tenant shall pay such prorated installment of the Base Rent on the Lease Commencement Date.

         4.3 All sums payable by Tenant under this Lease, whether or not stated to be Base Rent, additional rent or otherwise, shall be paid to Landlord in legal tender of the United States, without setoff, deduction (except as specifically provided herein) or demand, at the Landlord Payment Address, or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord's rights hereunder. Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord (other than Base Rent), and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease to be paid by Tenant no later than ten (10) days after the date Landlord notifies Tenant of the amount thereof. If any sum payable by Tenant under this Lease is paid by check which is returned due to insufficient funds, stop payment order, or otherwise, then: (a) such event shall be treated as a failure to pay such sum when due; and (b) in addition to all other rights and remedies of Landlord hereunder, Landlord shall be entitled (i) to impose, as additional rent, a returned check charge of Fifty Dollars ($50.00) to cover Landlord's administrative expenses and overhead for processing, and (ii) to require that all future payments be remitted by wire transfer, money

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order, or cashier's or certified check for the twelve (12) months following the month in which the check is returned to Landlord.

         4.4 Landlord and Tenant agree that no rental or other payment for the use or occupancy of the Premises is or shall be based in whole or in part on the net income or profits derived by any person or entity from the Building or the Premises. Tenant further agrees that it will not enter into any sublease, license, concession or other agreement for any use or occupancy of the Premises which provides for a rental or other payment for such use or occupancy based in whole or in part on the net income or profits derived by any person or entity from the Premises so leased, used or occupied. Nothing in the foregoing sentence, however, shall be construed as permitting or constituting Landlord's approval of any sublease, license, concession, or other use or occupancy agreement not otherwise approved by Landlord in accordance with the provisions of Article VII.

                                    ARTICLE V
              INCREASES IN OPERATING EXPENSES AND REAL ESTATE TAXES

         5.1 For the purposes of this Article V, the term "BUILDING" shall be deemed to include the site upon which the Building is constructed and all associated easements (which site is sometimes referred to herein as the "LAND"). Landlord shall prorate the common expenses and costs for insurance premiums and with respect to the garage serving the Complex, as well as Real Estate Taxes for the Complex if not separately assessed against the Building and the Land with respect to each such building or parcel of land in the Complex in such manner as Landlord, in its sole but not arbitrary judgment, shall determine.

         5.2 Commencing on the first anniversary of the Lease Commencement Date, Tenant shall pay as additional rent Tenant's proportionate share of the amount by which Operating Expenses [as defined in Section 5.2(a) hereof] for each calendar year falling entirely or partly within the Lease Term exceed a base amount (the "OPERATING CHARGES BASE AMOUNT") equal to the Operating Expenses incurred during the Operating Charges Base Year. Tenant's proportionate share with respect to Operating Expenses shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises, and the denominator of which is the number of square feet of office rentable area from time to time in the Building (excluding storage, roof and garage space).

                  (a) "OPERATING EXPENSES" shall mean the sum of all expenses actually incurred by Landlord in the ownership, operation, management, maintenance, repair and cleaning of the Building, including, but not limited to, the following: (1) electricity, gas, water, HVAC, sewer, telephone services and other utility charges of every type and nature; (2) premiums and other charges for insurance and deductibles under such insurance policies with respect to repairs and replacements which would otherwise qualify as Operating Expenses under this Section 5.2(a); (3) management fees and personnel costs of the Building; (4) costs of service and maintenance contracts; (5) charges for janitorial, trash removal and cleaning services and supplies furnished to the Building; (6) any business, professional and occupational license tax or fee payable by Landlord with respect to the Building; (7) reasonable reserves for replacements, repairs and contingencies, the expenses of which would be includable in

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Operating Expenses pursuant to this Section 5.2.(a); (8) costs of snow removal;
(9) costs incurred by Landlord during the Lease Term for the acquisition and/or replacement of telecommunications systems, energy management systems, life safety systems, equipment, systems or machinery intended to reduce Operating Expenses or the rate of Operating Expenses from what it otherwise would have been in the absence of such acquisition or replacement, or to comply with insurance requirements or the requirements of any Laws (as hereinafter defined in Section 6.1), or any other improvements or replacements made in order to promote the efficient operation of the Building; provided however that Landlord shall amortize such costs over the useful life of any such expenditure (as reasonably determined by Landlord), together with interest thereon at twelve percent (12%) per annum; (10) that portion of expenses incurred by Landlord in the operation of the Complex which are allocable to the Building; and (11) any other expense actually incurred by Landlord in owning, managing, maintaining, repairing, operating or cleaning the Building, whether or not provided on the Lease Commencement Date, and after excluding or deducting therefrom, as applicable, any rebate received by Landlord of amounts which would otherwise be (or had been) included in Operating Expenses. Operating Expenses shall not include: (i) principal or interest payments on any Mortgages (as defined in Section 21.1); (ii) leasing commissions or legal fees with respect to the negotiation of leases; (iii) capital expenditures, except as specified above;
(iv) the costs of special services and utilities separately paid by particular tenants of the Building; (v) costs which are reimbursed to Landlord by insurers or by governmental authorities in eminent domain proceedings; (vii) advertising for vacant space in the Building; (viii) the cost of tenant improvements; (ix) amounts paid to any person, firm or corporation related to or otherwise affiliated with Landlord which are in excess of arm's-length competitive prices paid in the Washington, D.C. metropolitan area for the services or goods provided; (x) costs of operation of the parking garage at the Complex (but not of the maintenance or repair of same by Landlord, as opposed to any parking operator), except that the costs of paving, power sweeping and power washing shall be excluded from Operating Expenses in all events; (xi) ground rent, except for any portion thereof which is utilized for the payment of Real Estate Taxes, insurance premiums or the like; (xii) sums paid by Landlord as an indemnification of any party and damages, fines, late charges, penalties or interest for Landlord's violation of laws, provided that Tenant's act or omission has not contributed to any such damages, fines, late charges, penalties or interest and Tenant was then current in the payment of all Rent due and payable under this Lease; (xiii) depreciation of the Building or equipment therein, except as hereinabove provided with respect to certain capital expenditures; (xiv) advertising and promotional expenditures; (xv) amounts which have been reimbursed for any purpose, except through a tenant's payment of its proportionate share of the Operating Expenses; (xvi) expenses in connection with services or other benefits of a type or quantity beyond the scope of this Lease which are not made available to Tenant but which are provided to one or more other tenants or occupants of the Building; (xvii) any and all costs arising from the presence of Hazardous Materials (as hereinafter defined) in or about the Premises, the Building or the Land which are present on the date this Lease is executed; (xviii) costs (including, in connection therewith, all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitrations pertaining to monetary disputes with tenants or the sale, financing, refinancing or leasing of the Building; (xix) costs associated with the operation of the business of the partnership or entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters;
(xx) costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue); (xxi) costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building; (xxii) costs of any disputes between Landlord and its employees (if any) not engaged in Building operations, disputes of Landlord with Building management, or outside fees paid in connection with monetary disputes with other tenants; (xxiii) costs of initial construction of the Building and the costs of preparing, replacing or otherwise correcting defects (but not the costs of repair for normal wear and tear) in the construction of the Building or any of its components; (xxiv) "Tap Fees" or one-time lump sum sewer or water connection fees for the Building payable in connection with the initial construction of the Building; (xxv) rentals for any space in the Building which is set aside for conference facilities, storage facilities or exercise facilities; and (xxvi) wages and salaries for off-site employees (other than employees who are based off-site but who provide some or all of their services at the Building with respect to the operation, management, maintenance, repair and cleaning of the Building) and employees at the Building above the level of Property Manager.

                  (b) If the average occupancy rate for the Building during any calendar year (including the Operating Charges Base Year) is less than one hundred percent (100%), or if any tenant is separately paying for (or does not require) electricity or janitorial services furnished to its premises, then Operating Expenses for such year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such year if such average occupancy rate had been one hundred percent (100%) and if Landlord paid for electricity and janitorial services furnished to such premises. In no event shall the provisions of this paragraph be used to enable Landlord to collect from the tenants of the Building more than one hundred percent (100%) of the costs and expenses incurred by Landlord in owning, managing, maintaining, repairing, operating and cleaning the Building and the Land.

                  (c) Tenant shall make estimated monthly payments to Landlord on account of the amount by which Operating Expenses that are expected to be incurred during each calendar year (or portion thereof) would exceed the Operating Charges Base Amount. On or about the beginning of the Lease Term and on or about the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord's reasonable estimate of such excess and Tenant's proportionate share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12) of each such share (estimated on an annual basis). From time to time during any calendar year, Landlord may revise Landlord's estimate and adjust Tenant's monthly payments to reflect Landlord's revised estimate. Within approximately one hundred twenty (120) days after the end of each calendar year, or as soon thereafter as is feasible, Landlord shall submit a statement showing (1) Tenant's proportionate share of the amount by which Operating Expenses incurred during the preceding calendar year exceeded the Operating Charges Base Amount, and (2) the aggregate amount of Tenant's estimated payments made on account of Operating Expenses during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Landlord shall credit the net overpayment toward Tenant's next estimated payment(s) pursuant to this Section. If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess as additional rent within thirty (30) days after Tenant's receipt of such statement.

                  (d) Tenant shall have the right to review, examine and/or audit (collectively, "AUDIT"), Landlord's books, records and accounts of, or pertaining to, increases in Operating Expenses ("INCREASED OPERATING EXPENSES") and increased Real Estate Taxes ("INCREASED REAL ESTATE TAXES"). In order to exercise such right Tenant must notify Landlord of Tenant's desire to do so within thirty (30) days after Tenant's receipt of Landlord's statements of actual Increased Operating Expenses and Increased Real Estate Taxes, respectively, for the preceding year. Such audit shall be conducted at Landlord's office in the Washington, D.C. metropolitan area, during normal business hours, within thirty (30) days after Tenant's notice. Any such audit shall be made only by Tenant's employees or by an auditor hired by Tenant who is a Certified Public Accountant ("CPA"), and who is employed on other than a contingent fee basis. Tenant shall notify Landlord of the results of such audit in writing. In the event that any such audit reveals an overstatement or understatement of Tenant's percentage of Increased Operating Expenses or Tenant's percentage of Increased Real Estate Taxes, or both, for the preceding year, and such overstatement or understatement as revealed thereby is agreed by Landlord to be, or is conclusively determined by a court of competent jurisdiction to be, correct (and all periods for appeal have expired and no appeal is pending), then Tenant shall pay to Landlord its pro rata share of any underpayment within thirty (30) days after the date such audit is agreed to by Landlord or is conclusively determined by a court of competent jurisdiction to be correct (and all periods for appeal have expired and no appeal is pending), and Tenant shall have the right to a credit in the amount of Tenant's percentage of any overpayment. Such credit shall be applied against the Rent next coming due and payable hereunder. In the event that such audit reveals that Operating Expenses, Real Estate Taxes, or both were overstated in the amount of five percent (5%) or more, then Tenant shall have the right to receive from Landlord a reimbursement of the reasonable costs and expenses incurred by Tenant in connection with such audit of Operating Expenses or Real Estate Taxes or both. In the event that such audit reveals that Operating Expenses, Real Estate Taxes or both were not overstated or were overstated in an amount less than five percent (5%), then Landlord shall have the right to receive from Tenant a reimbursement of costs and expenses incurred by Landlord in connection with such audit of Operating Expenses, Real Estate Taxes or both, including, but not limited to, compensation for that portion, if any, of the time of Landlord's property management personnel which is in excess of five (5) hours.

                  Tenant hereby agrees (i) that none of Tenant's members, shareholders, directors, officers or partners or Office Manager, Administrator or similarly titled personnel shall, or shall authorize anyone else to, initiate any discussions with, or respond to any requests for information from, any person as to the existence, status or results of any such audit and (ii) that Tenant shall instruct Tenant's auditors and attorneys and their employees to keep the results of such audit in strictest confidence; provided, however, that Landlord hereby agrees that nothing set forth above shall preclude Tenant from disclosing the results of such audit (A) in any judicial or quasi-judicial proceeding, or pursuant to court order or discovery request, or (B) to any current or prospective assignee or sublessee of Tenant, or (C) to any agent, representative or employee of Landlord who or which requests the same, or (D) to any mortgagee of the Building, the Land or both, who or which requests the same.

         5.3 Commencing on the first anniversary of the Lease Commencement Date, for each calendar year during the Lease Term, Tenant shall pay as additional rent Tenant's proportionate share of the amount by which Real Estate Taxes [as defined in Section 5.3(a) hereof] for each calendar year falling entirely or partly within the Lease Term exceed a base amount (the "REAL ESTATE TAXES BASE AMOUNT") equal to the Real Estate Taxes incurred during the Real Estate Taxes Base Year, as finally determined, which shall mean that the Real Estate Taxes for the calendar year at issue are subject to no further contest or appeal by Landlord or the taxing authority. Tenant's proportionate share with respect to Real Estate Taxes shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises, and the denominator of which is the number of square feet of total rentable area from time to time in the Building (excluding storage, roof and garage space).

                  (a) "REAL ESTATE TAXES" shall mean (1) all real estate taxes, vault and/or public space rentals, business district or arena taxes, front foot benefit charges, special user fees, rates, and assessments (including general and special assessments, if any), ordinary and extraordinary, foreseen and unforeseen, which are imposed upon Landlord or assessed against the Building or the Land or Landlord's personal property used in connection therewith, (2) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, all taxes and assessments for public improvements or any other purpose and any gross receipts or receipts or similar taxes, and (3) expenses (including, without limitation, reasonable attorneys' and consultants' fees and court costs) incurred in reviewing, protesting or seeking a reduction of real estate taxes, whether or not such protest or reduction is ultimately successful. Subject to the foregoing, Real Estate Taxes shall not include any inheritance, estate, gift, franchise, corporation, net income or net profits tax assessed against Landlord from the operation of the Building or any personal property tax.

                  (b)      [Intentionally omitted.]

                  (c) Tenant shall make estimated monthly payments to Landlord on account of the amount by which Real Estate Taxes that are expected to be incurred during each calendar year would exceed the Real Estate Taxes Base Amount. At the beginning of the Lease Term and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth Landlord's reasonable estimate of such amount and Tenant's proportionate share thereof. Tenant shall pay to Landlord on the first day of each month following receipt of such statement, until Tenant's receipt of the succeeding annual statement, an amount equal to one-twelfth (1/12) of such share [estimated on an annual basis without proration pursuant to Section 5.3(d) hereof]. From time to time during any calendar year, Landlord may revise Landlord's estimate and adjust Tenant's monthly payments to reflect Landlord's revised estimate. After the end of each calendar year Landlord shall submit a statement showing (1) Tenant's proportionate share of the amount by which Real Estate Taxes incurred during the preceding calendar year exceeded the Real Estate Taxes Base Amount, and (2) the aggregate amount of Tenant's estimated payments made during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Landlord shall credit the net overpayment toward Tenant's next estimated payment(s) pursuant to this Section, or, if the Lease Term has expired at the time of Landlord's issuance of such statement, then Landlord shall pay to Tenant the proportionate share of such refund to which Tenant is entitled pursuant to this Section 5.3 within thirty (30) days following Landlord's issuance of such statement. If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments,

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

then Tenant shall pay the amount of such excess as additional rent within thirty
(30) days after Tenant's receipt of such statement.

                  (d) If the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant's liabilities pursuant to this Article for such calendar year shall be apportioned by multiplying the respective amount of Tenant's proportionate share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is three hundred sixty-five (365).

         5.4      Tenant Improvements Reimbursement Rent (as defined in Section
9.1 hereof) shall be due and payable by Tenant in consecutive equal monthly installments, commencing on the Lease Commencement Date, the amount of which shall be as set forth on Exhibit F attached hereto, at the times, in the manner, at the place, and upon the same terms and conditions as apply to payments of Base Rent under this Lease; provided, however, that (i) there shall be no abatement of Tenant Improvements Reimbursement Rent and (ii) in the event that this Lease is terminated by Landlord in accordance with the provisions of this Lease at any time prior to the expiration of the initial ten (10) year Lease Term hereof, the then remaining balance of the Tenant Improvements Reimbursement Rent shall be immediately due and payable by Tenant to Landlord. Notwithstanding the foregoing, Tenant shall have the right to pay to Landlord all Tenant Improvements Reimbursement Rent in a lump sum at any time during the Lease Term, in which case interest thereon shall be paid only to such date of payment in full.

                                   ARTICLE VI
                                 USE OF PREMISES

         6.1 Tenant shall use and occupy the Premises solely for general (non-medical and non-governmental) office purposes for a business and in a manner that is consistent with the first-class image of the Building and which is in compliance with the requirements of this Article VI and is compatible with the other uses within, and the terms of other leases with respect to, the Building, and for no other use or purpose. Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that will violate the certificate of occupancy for the Premises or the Building or that will constitute waste, nuisance or unreasonable annoyance to Landlord or any other tenant or user of the Building (in each case, in Landlord's reasonable judgment), or in any manner that will increase the number of parking spaces required for the Building or its full occupancy as required by law. Tenant shall comply with all present and future laws (including, without limitation, the Americans with Disabilities Act (the "ADA") and the regulations promulgated thereunder, as the same may be amended from time to time), ordinances (including without limitation, zoning ordinances and land use requirements), regulations, orders and recommendations (including, without limitation, those made by any public or private agency having authority over insurance rates) (collectively, "LAWS") concerning the use, occupancy and condition of the Premises and all machinery, equipment, furnishings, fixtures and improvements therein, all of which shall be complied with in a timely manner at Tenant's sole expense. Notwithstanding the foregoing, Landlord shall be responsible for compliance of the Common Areas, Land and base building components within the Premises (except to the extent of any Alterations made by Tenant) with all applicable Laws, including, but not limited to, the ADA, throughout the Lease Term. If any such Law requires an occupancy or use permit or license for the Premises or the operation of the business conducted therein (including a certificate of occupancy or nonresidential use permit), then Tenant shall obtain and keep current such permit or license at Tenant's expense and shall promptly deliver a copy thereof to Landlord. Use of the Premises is subject to all covenants, conditions and restrictions of record. Tenant shall not use any space in the Building for the sale of goods to the public at large or for the sale at auction of goods or property of any kind. Tenant shall not conduct any operations, sales, promotions, advertising or special events in, on or about the Complex outside of the Premises. Tenant shall have the right to contest any attempted enforcement by any governmental agency of any of the Laws against Tenant, and provided that Tenant is diligently pursing such contest, then Tenant shall not be deemed to be in default under this Lease with respect to any compliance with such Laws unless and until such contest has been finally adjudicated and is not subject to any further contest or appeal.

         6.2 Tenant shall pay before delinquency any business, rent or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay as additional rent the amount of such tax or fee.

         6.3 Tenant shall not cause or permit any Hazardous Materials to be generated, used, released, stored or disposed of in or about the Building, the Land, or the Complex, provided that Tenant may use and store reasonable quantities of standard cleaning materials and office supplies as may be reasonably necessary for Tenant to conduct normal general office use operations in the Premises provided the same are handled, stored and disposed of in accordance with all Laws. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials which are brought into the Premises by Tenant or any Invitees (as hereinafter defined) by Tenant and free of any Environmental Default on the part of Tenant. "HAZARDOUS MATERIALS" means (a) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a "HAZARDOUS SUBSTANCE," "HAZARDOUS MATERIAL," "HAZARDOUS WASTE," "INFECTIOUS WASTE," "TOXIC SUBSTANCE," "TOXIC POLLUTANT" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosively, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (b) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources, and (c) any petroleum product, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Building, the Land, or the Complex or hazardous to health or the environment. "ENVIRONMENTAL LAW" means any present and future Law and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits and other requirements or guidelines of governmental authorities applicable to the Building or the Land and relating to the environment and environmental conditions or to any Hazardous Material.

                  (a) Notwithstanding any termination of this Lease, Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against any damage, injury, loss, liability, charge, demand or claim based on or arising out of the presence or removal of, or failure to remove, Hazardous Materials generated, used, released, stored or disposed of by Tenant or any Invitee in or about the Building, whether before or after Lease Commencement Date. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default, which Environmental Default Tenant shall cure in accordance with all Environmental Laws and to the satisfaction of Landlord and only after Tenant has obtained Landlord's prior written consent, which shall not be unreasonably withheld. An "ENVIRONMENTAL DEFAULT" means any of the following by Tenant or any Invitee: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land or the Building; an environmental condition requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same to Landlord's satisfaction, to perform, at Tenant's sole cost and expense, any lawful action necessary to address same. If any lender or governmental agency shall require testing to ascertain whether an Environmental Default is pending or threatened, then Tenant shall pay the reasonable costs therefor as additional rent. Promptly upon request, Tenant shall execute from time to time affidavits, representations and similar documents concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials at or in the Building, the Land or the Premises.

                  (b) In the event that Landlord receives written notice from a governmental agency of the presence of Hazardous Materials in the Premises or in any of the Common Areas of the Building which are utilized by Tenant in a quantity and of a nature that violates any applicable governmental laws or regulations and that were not introduced to the Building by or on behalf of Tenant, Landlord shall take such action, if any, as may be required to comply with such governmental laws or regulations; provided, however, that Landlord shall have the right to contest any such notice of violation, in which case Landlord's obligation to cure shall not arise until after the final adjudication of the validity of the violation notice.

         6.4 Landlord at its expense (subject to reimbursement pursuant to Article V to the extent permitted thereby) shall take steps necessary to comply with Title III of the ADA to the extent same applies directly to the common areas of the Building as a whole; provided, however, that to the extent any non-compliance is a result of the use or occupancy of the Premises or any action or inaction of Tenant or any Invitee (as defined in Article VIII), or if any improvements made by Landlord to comply with the ADA benefit solely the Premises, then such compliance shall be at Tenant's cost. Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the ADA concerning the Premises (including means of ingress and egress thereto) and the business conducted therein. Any Alterations made or constructed by Tenant for the purpose of complying with the ADA or which otherwise require compliance with the ADA shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA.

         6.5 If Landlord receives written notice from a governmental agency of the presence, in the Premises or in any of the Common Areas of the Building, of a condition that violates any applicable laws or governmental regulations and that was not created or caused by or on behalf of Tenant, Landlord shall timely take such action, if any, as may be required to comply with such law or governmental regulations; provided, however, that Landlord shall have the right to contest any such notice or violation, in which case Landlord's obligation to cure shall not arise until after the final adjudication of the validity of the violation notice.

                                   ARTICLE VII
                            ASSIGNMENT AND SUBLETTING

         7.1 Tenant shall not assign, transfer or otherwise encumber (collectively, "ASSIGN") this Lease or all or any of Tenant's rights hereunder or interest herein, or sublet or permit anyone to use or occupy (collectively, "SUBLET") the Premises or any part thereof, without obtaining the prior written consent of Landlord, which consent may be withheld or granted in Landlord's sole and absolute discretion. No assignment or right of occupancy hereunder may be effectuated by operation of law or otherwise without the prior written consent of Landlord. Notwithstanding any of the foregoing to the contrary, provided that Tenant is not in default under this Lease, and subject to Landlord's rights and Tenant's obligations pursuant to Sections 7.4 and 7.5 below, Landlord shall not unreasonably withhold its consent to any proposed subletting of all or any portion of the Premises. Without limiting the generality of the immediately preceding sentence, and except as hereinafter provided in this Section 7.l, it is specifically agreed that it shall be reasonable for Landlord to withhold its consent if (i) the proposed subtenant is engaged in a business, or the Premises will be used in a manner, that is inconsistent with the first-class image of the Building; or (ii) Landlord is not satisfied with the financial capacity of the proposed subtenant to pay the subrent provided for in the proposed sublease; or
(iii) the proposed use of the Premises is not in compliance with Article VI or is not compatible with the other uses within, and the terms of other leases with respect to, the Building; or (iv) the initial Tenant does not remain fully liable as a primary obligor for the payment of all rent and other charges payable by Tenant under this Lease and for the performance of all other obligations of Tenant under this Lease; or (v) the proposed subtenant is a governmental or quasi-governmental agency; or (vi) the proposed use of the Premises shall increase the pedestrian traffic in the Building above the level of traffic generated by normal and customary office usage; provided, however, that if the Proposed Sublet or Assignment Space, as hereinafter defined (when aggregated with all other space subleased by Tenant) comprises not more than eight thousand (8,000) square feet of rentable area of the Premises, exclusive of any space which is then subleased to or has then been assigned to a related entity or a successor entity) (as each of such terms is defined in Section 7.2 hereof), it is specifically agreed that it shall be reasonable for Landlord to withhold its consent if and only if (a) the proposed use of the Premises is not in compliance with Article VI or is not compatible with the other uses within, and the terms of other leases with respect to, the Building, (b) the proposed subtenant has a demonstrated unsuitability to sublease the proposed subleased premises and to occupy space in the Building, and (c) Tenant is not then in default in the performance of any of its obligations under this Lease, and for no other reason. Any attempted assignment, transfer or other encumbrance of this Lease or all or any of Tenant's rights hereunder or interest herein, and any sublet or permission to use or occupy the Premises or any part thereof not in accordance with this
Article VII shall be void and of no force or effect. Any assignment or subletting, Landlord's consent thereto, or Landlord's collection or acceptance of rent from any assignee or subtenant shall not be construed either as waiving or releasing Tenant from any of its liabilities or obligations under this Lease as a principal and not as a guarantor or surety, or as relieving Tenant or any assignee or subtenant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment or subletting. As security for this Lease, Tenant hereby collaterally assigns to Landlord the rent due from any assignee or subtenant of Tenant. For any period during which an Event of Default on the part of Tenant is continuing, Tenant hereby authorizes each such assignee or subtenant to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same. Landlord's collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant. Tenant shall not mortgage, pledge, hypothecate or encumber (collectively "MORTGAGE") this Lease without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. To reimburse Landlord for expenses incurred by Landlord in connection with Tenant's request for Landlord to give its consent to any assignment, subletting, or mortgage, Tenant shall pay to Landlord (a) an administrative fee of one thousand dollars ($1,000) and (b) Landlord's reasonable attorney's fees actually incurred; provided, however, that the administrative fee described in clause (a) of this sentence shall not apply to any sublease with respect to which the Proposed Sublet or Assignment Space (when all aggregated with all other space subleased by Tenant) comprises not more than eight thousand (8,000) square feet of rentable area of the Premises nor to any sublease to any successor entity, related entity or both (as such terms are defined in Section 7.2 hereof). Any sublease, assignment or mortgage shall, at Landlord's option, be effected on forms approved by Landlord in its reasonable judgment. Tenant shall deliver to Landlord a fully-executed copy of each agreement evidencing a sublease, assignment or mortgage within ten (10) days after Tenant's execution thereof and such agreement shall be of no force or effect until Landlord has executed a consent in form and substance acceptable to Landlord in its reasonable discretion and in accordance with the provisions of this Section 7.1.

         7.2 If Tenant is a partnership, then any event (whether voluntary, concurrent or related) resulting in a dissolution of Tenant, any withdrawal or change (whether voluntary, involuntary or by operation of law) of partners owning a controlling interest in Tenant (including each general partner), or any structural or other change having the effect of limiting the liability of the partners to Landlord shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article. If Tenant is a corporation (or a partnership with a corporate general partner), then any event (whether voluntary, concurrent or related) resulting in a dissolution, merger, consolidation or other reorganization of Tenant (or such corporate general partner), or the sale or transfer or relinquishment of the interest of shareholders who, as of the date of this Lease, own a controlling interest of the capital stock of Tenant (or such corporate general partner), shall be deemed a voluntary assignment of this Lease subject to the provisions of this Article; provided, however, that the foregoing portion of this sentence shall not apply to corporations whose stock is traded through a national or regional exchange or over-the-counter market or issued pursuant to an initial or any secondary public offering. If Tenant is a limited liability company, then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, of members owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease. In addition, a transfer of all or substantially all of the assets of Tenant, either by merger, consolidation, or otherwise shall be deemed to be an assignment under this Article VII. Whether Tenant is a partnership, corporation or any other type of entity, then at the option of Landlord, a sale of all or substantially all of its assets, a change in its name of which Landlord has not received prior notice, or a conversion into any other type of entity shall also be deemed a voluntary assignment of this Lease. Notwithstanding anything contained in this Article VII to the contrary, provided that Tenant is not in default hereunder, Tenant may, upon at least fifteen (15) days prior written notice to Landlord but without Landlord's prior written consent and without being subject to Landlord's rights and Tenant's obligations set forth in Sections 7.4, 7.5 and 7.6 below, assign or transfer its entire interest in this Lease or sublease the entire Premises or any portion thereof (a) to a corporation or other business entity (herein sometimes referred to as a "SUCCESSOR ENTITY") into or with which Tenant or CapitalSource Holding LLP shall be merged or consolidated, or to which substantially all of the assets of Tenant may be transferred, provided that such successor corporation shall have a creditworthiness, net worth and liquidity factor which are all at least equal to the net worth and liquidity factor of Tenant as of the date hereof, and provided that the successor entity shall assume in writing all of the obligations and liabilities of Tenant under this Lease; or (b) to a corporation or other business entity (herein sometimes referred to as a "RELATED ENTITY") which shall, directly or indirectly, control, be controlled by or be under common control with Tenant. In the event of any such assignment or subletting, Tenant shall remain fully liable as a primary obligor for the payment of all rent and other charges required hereunder and for the performance of all obligations to be performed by Tenant hereunder. For purposes of clause (b) above, "CONTROL" shall be deemed to be ownership of more than fifty percent (50%) of the stock or other voting interest of the controlled corporation or other business entity. Together with Tenant's notice to Landlord pursuant to this Section 7.2, Tenant shall submit to Landlord sufficient information regarding the transaction as is reasonably necessary for Landlord to confirm that the transaction meets the qualifications set forth in this Section 7.2.

         7.3 If at any time during the Lease Term Tenant desires to assign, sublet or mortgage all or part of this Lease or the Premises, then in connection with Tenant's request to Landlord for Landlord's consent thereto, Tenant shall give notice to Landlord in writing ("TENANT'S REQUEST NOTICE") containing: the identity of the proposed assignee, subtenant or other party and a description of its business; the terms of the proposed assignment, subletting or other transaction; the commencement date of the proposed assignment, subletting or other transaction (the "PROPOSED SUBLEASE OR ASSIGNMENT COMMENCEMENT DATE"); the area proposed to be assigned, sublet or otherwise encumbered (the "PROPOSED SUBLET OR ASSIGNMENT SPACE"); the most recent financial statement or other evidence of financial responsibility of such proposed assignee, subtenant or other party; and a certification executed by Tenant and such party stating whether or not any premium or other consideration is being paid for the assignment, sublease or other transaction. Notwithstanding the foregoing, in the event that Tenant desires to determine whether Landlord will exercise its right to terminate this Lease with respect to the Proposed Sublet or Assignment Space in accordance with the provisions of Section 7.4 hereof, Tenant shall have the right to submit a request to Landlord without including therein the information described in the immediately preceding sentence of this Section 7.3 and instead including therein the following information: (i) the number of square feet of rentable area which Tenant intends to sublease or, if it intends to assign its interest in this Lease, then the fact that the proposed transaction would be an assignment, and (ii) the term of the proposed sublease with respect to the

Proposed Sublet or Assignment Space. Landlord shall then have thirty (30) days following its receipt of Tenant's notice (such notice being hereinafter referred to as "TENANT'S SPECIAL REQUEST NOTICE") to advise Tenant whether Landlord would exercise its right to terminate this Lease with respect to the Proposed Sublet or Assignment Space. If within such 30-day period following Landlord's receipt of Tenant's Special Request Notice, Landlord advises Tenant that Landlord intends to exercise its recapture right pursuant to Section 7.4, then the date of termination of this Lease with respect to the Proposed Sublet or Assignment Space shall be the ninetieth (90th) day following the date on which Landlord delivers its response to Tenant. If Landlord does not deliver a response to Tenant's Special Request Notice within such 30-day period, or if Landlord advises Tenant in writing within such 30-day period that Landlord does not intend to exercise its termination right pursuant to Section 7.4 hereof, then, if Tenant submits a Tenant's Special Request Notice to Landlord to assign its interest in this Lease or to sublease the Proposed Sublet or Assignment Space, Landlord shall not have the right to terminate this Lease with respect to such proposed assignment or sublease, except that if (i) Tenant's Request Notice which proposes a specific proposed assignment or sublease is not received by Landlord within one hundred twenty (120) days following the date of Landlord's delivery of its response to Tenant's Special Request Notice, or (ii) there is a change of more than five hundred (500) square feet of rentable area from the number of square feet of rentable area described in Tenant's Special Request Notice, or a change in the form of the proposed transaction (that is, whether a sublease or assignment) or a change in the term of a proposed sublease such that the term is more than three (3) months shorter or longer than the term as described in Tenant's Special Request Notice, then Landlord's right to terminate this Lease, or to terminate this Lease with respect to the Proposed Sublet or Assignment Space (as the case may be) in accordance with the provisions of
Section 7.4 hereof, shall then again apply fully to Tenant's Request Notice.

         7.4 If the term of the proposed sublease (including all applicable renewal terms) constitutes ninety percent (90%) or more of the remaining Lease Term and if the Proposed Sublet or Assignment Space (when aggregated with all other space subleased by Tenant) comprises more than eight thousand (8,000) square feet of rentable area of the Premises, then Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Sublet or Assignment Space by sending Tenant written notice of such termination within thirty (30) days after Landlord's receipt of Tenant's Request Notice. If the Proposed Sublet or Assignment Space does not constitute the entire Premises but constitutes more than eight thousand (8,000) square feet of rentable area of the Premises and Landlord exercises its option to terminate this Lease with respect to the Proposed Sublet or Assignment Space, then (a) Tenant shall tender the Proposed Sublet or Assignment Space to Landlord on the Proposed Sublease or Assignment Commencement Date and such space shall thereafter be deleted from the Premises, and (b) as to that portion of the Premises which is not part of the Proposed Sublet or Assignment Space, this Lease shall remain in full force and effect except that Base Rent and additional rent shall be reduced pro rata. The cost of any construction required to permit the operation of the Proposed Sublet or Assignment Space separate from the balance of the Premises shall be paid by Tenant to Landlord as additional rent hereunder. If the Proposed Sublet or Assignment Space constitutes the entire Premises and Landlord elects to terminate this Lease, then Tenant shall tender the Proposed Sublet or Assignment Space to Landlord, and this Lease shall terminate, on the Proposed Sublease or Assignment Commencement Date. If the term of the proposed sublease (including all applicable renewal teens) constitutes less than ninety percent (90%) of the remaining Lease Term and if the Proposed Sublet or Assignment Space

(when aggregated with all other space subleased by Tenant) comprises more than eight thousand (8,000) square feet of rentable area of the Premises, exclusive of any space sublet or assigned to a related entity or to a successor entity, then Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Sublet or Assignment Space for the term of the proposed sublease by sending Tenant written notice of such termination within thirty (30) days after Landlord's receipt of Tenant's Request Notice.

         7.5 If any sublease or assignment (whether by operation of law or otherwise, including without limitation an assignment pursuant to the provisions of the Bankruptcy Code or any other Insolvency Law), other than a sublease or assignment to a related entity or successor entity (as to which this Section 7.5 shall not apply), provides that the subtenant or assignee thereunder is to pay any amount in excess of the rental and other charges due under this Lease, then whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant's fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro-rata basis), Tenant shall pay to Landlord fifty percent (50%) of any such excess or other premium applicable to the sublease or assignment (after deducting Tenant's reasonable, out-of-pocket costs incurred in subleasing [consisting of attorneys' fees, leasehold improvements and allowances for same, advertising expenses, moving allowances, any other monetary allowances (other than rent abatement) and brokerage commissions], but not deducting any costs attributable to vacancy periods or "DOWNTIME"), which amount shall be paid by Tenant to Landlord (unless such payment is otherwise waived, in whole or in part, by Landlord in writing) as additional rent upon such terms as shall be specified by Landlord and in no event later than ten (10) days after any receipt thereof by Tenant; provided, however, that the provisions of this sentence shall not apply unless the Proposed Sublet or Assignment Space (when aggregated with all other space subleased by Tenant) comprises more than eight thousand (8,000) square feet of rentable area of the Premises, exclusive of any space sublet or assigned to a related entity or to a successor entity; further provided, that Landlord shall have the right, which shall be exercisable in its sole and absolute discretion, to advise Tenant that the provisions of this Section 7.5 shall not apply to one or more proposed subleases or assignments. Acceptance by Landlord of any payments due under this Section shall not be deemed to constitute approval by Landlord of any sublease or assignment, nor shall such acceptance waive any rights of Landlord hereunder. Landlord shall have the right to inspect and audit Tenant's books and records relating to any sublease or assignment.

         7.6 All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee, licensee, concessionaire or other occupant or transferee, and Tenant shall cause such person to comply with such restrictions and obligations. Any assignee shall be deemed to have assumed obligations as if such assignee had originally executed this Lease and at Landlord's request shall execute promptly a document confirming such assumption. Each sublease is subject to the condition that if the Lease Term is terminated or Landlord succeeds to Tenant's interest in the Premises by voluntary surrender or otherwise, at Landlord's option the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such sublease or, at Landlord's sole option, the subtenant shall execute a direct lease with Landlord on Landlord's then-current standard form.

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

                                  ARTICLE VIII
                             MAINTENANCE AND REPAIRS

         8.1 Except as specifically provided in this Lease, Tenant, at Tenant's sole cost and expense, shall promptly make all repairs, perform all maintenance, and make all replacements in and to the Premises that are necessary or desirable to keep the Premises in first class condition and repair, in a clean, safe and tenantable condition, and otherwise in accordance with all Laws and the requirements of this Lease. Tenant shall maintain all fixtures, furnishings and equipment located in, or exclusively serving, the Premises in clean, safe and sanitary condition, shall take good care thereof and make all required repairs and replacements thereto; provided, however, that this sentence shall not be deemed to obligate Tenant to maintain, repair or replace any of the restrooms located on the twelfth (12th) floor of the Building, such responsibility being solely that of Landlord, all costs of which shall be included in Operating Expenses to the extent permitted by Section 5.2(a) hereof. Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or equipment or fixtures in, the Building or any part thereof. Tenant shall suffer no waste or injury to any part of the Premises, and shall, at the expiration or earlier termination of the Lease Term, surrender the Premises in an order and condition equal to or better than their order and condition on the Lease Commencement Date, except for ordinary wear and tear and as otherwise provided in Section 9.3 and Article XVII. Except as otherwise provided in Article XVII, all injury, breakage and damage to the Premises and to any other part of the Building or the Land caused by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Tenant (collectively, "INVITEES") or Tenant, shall be repaired by and at Tenant's expense, except that Landlord shall have the right at Landlord's option to make any such repair and to charge Tenant for all costs and expenses incurred in connection therewith.

         8.2 Except as otherwise provided in this Lease, Landlord shall (subject to reimbursement pursuant to Article V) keep the exterior and demising walls, load bearing elements, foundations, roof and common areas that form a part of the Building, and the building standard mechanical, electrical, HVAC and plumbing systems, pipes and conduits that are provided by Landlord in the operation of the Building (collectively, the "BUILDING STRUCTURE AND SYSTEMS"), clean and in good operating condition and, promptly after becoming aware of any item needing repair, will make repairs thereto. Notwithstanding any of the foregoing to the contrary: (a) maintenance and repair of special tenant areas, facilities, finishes and equipment (including, but not limited to, any special fire protection equipment, telecommunications and computer equipment, kitchen/galley equipment, air-conditioning equipment serving the Premises only and all other furniture, furnishings and equipment of Tenant and all Alterations) shall be the sole responsibility of Tenant and shall be deemed not to be a part of the Building Structure and Systems; and (b) Landlord shall have no obligation to make any repairs brought about by any gross negligence or any act of willful misconduct on the part of Tenant or any of its Invitees.

                                   ARTICLE IX
                                   ALTERATIONS

         9.1 The original improvement of the Premises shall be accomplished in accordance with the provisions of this Section 9.1 and, except as specified in Section 3.2 hereof with respect

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

to the delivery of possession of the Premises to Tenant by Landlord, Landlord is under no obligation to make any structural or other alterations, decorations, additions, improvements or other changes (collectively, "ALTERATIONS") in or to the Premises or the Building except as (if any) or as otherwise expressly provided in this Lease. Notwithstanding the foregoing, Landlord shall make available (i) for the performance of Tenant's Work (as hereinafter defined) and
(ii) in an amount not to exceed twenty-five percent (25%) of the Tenant Allowance (as hereinafter defined), for space planning, architectural and engineering services related thereto, legal fees and relocation expenses relating to Tenant's move to the Premises, Tenant's internal security system and equipment or rental thereof for use in the Premises, as well as Landlord's coordination fee, as hereinafter described, an allowance (the "TENANT ALLOWANCE") in an amount equal to the product of (a) Thirty Dollars ($30.00) multiplied by (b) the number of square feet of rentable area comprising the Premises. Landlord shall pay the Tenant Allowance to Tenant in increments, in each case following Tenant's completion of Tenant's Work (as hereinafter defined) and Landlord's receipt from Tenant of (i) invoices reasonably evidencing work or services performed with respect to the portion of Tenant's Work (as hereinafter defined) for which disbursement of a portion of the Tenant Allowance is being requested, (ii) receipted bills or other evidence that the aforesaid invoices for which disbursement of a portion of the Tenant Allowance is being requested have been paid in full, and (iii) waivers or releases of liens from each of Tenant's contractors, subcontractors and suppliers in connection with the work performed or materials supplied as evidenced by the aforesaid invoices for which disbursement of a portion of the Tenant Allowance is being requested; provided, however, that in no event shall Tenant have the right to request a disbursement of the Tenant Allowance more often than once per month.

         If requested by Tenant, Landlord shall make a loan to Tenant in an amount not to exceed the product of (x) Ten Dollars ($10.00) multiplied by (y) the number of square feet of rentable area comprising the Premises (such amount actually provided to Tenant by Landlord being hereinafter referred to as the "TENANT LOAN") for the same purposes, and subject to the same conditions, as the Tenant Allowance is made available, pursuant to this Section 9.1 for Tenant's Work. Tenant shall pay the full amount of the Tenant Loan, together with interest on the declining balance thereof at the rate of ten percent (10%) per annum in accordance with the terms of Section 5.4 hereof (such Tenant Loan and such interest thereon being referred to in this Lease as the Tenant Improvements Reimbursement Rent).

         Tenant shall improve the Premises in accordance with the Tenant's Plans (as hereinafter defined). Tenant shall submit to Landlord Tenant's final plans and specifications for improvements to the Premises (the "TENANT'S PLANS"), which shall be subject to Landlord's prior written approval (the work set forth in the Tenant's Plans being referred to herein as "TENANT'S WORK") which approval shall not be unreasonably withheld or delayed with respect to items which do not affect any of the structural components of the Building, any of the Building's systems or the exterior aesthetics of the Building. From and after the date of Landlord's approval of the Tenant's Plans, any changes to the Tenant's Plans shall not be binding unless approved in writing by both Landlord and Tenant. Landlord's approval of the Tenant's Plans shall constitute approval of Tenant's design concept only and shall in no event be deemed a representation or warranty by Landlord as to whether the Tenant's Plans comply with any and all legal requirements applicable to the Tenant's Plans and Tenant's Work.

         In the performance of Tenant's Work, Tenant shall comply with all applicable laws, codes and regulations. Tenant shall obtain all permits, certificates and other governmental approvals from all governmental entities having jurisdiction thereover which are necessary for the prosecution and completion of Tenant's Work. Tenant's Work shall include, but not be limited to, the cost of all permits and governmental inspections, all architectural and engineering fees, the preparation and delivery to Landlord of a complete set of "AS-BUILT" plans showing Tenant's Work, in hard copy and an acceptable electronic version thereof (which "as-built" plans shall be delivered to Landlord not later than the tenth (10th) day following the completion of Tenant's Work).

         Prior to commencing Tenant's Work, Tenant shall provide to Landlord the name and address of each contractor and subcontractor which Tenant intends to employ to perform Tenant's Work, the use of which subcontractors and contractors shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed if (1) the contractor or subcontractor is properly licensed, (2) Landlord has had no prior experience with such contractor or subcontractor which was unsatisfactory to Landlord or any of Landlord's affiliates and (3) Landlord knows of no prior unsatisfactory experience that a third party has had with such contractor or subcontractor. Prior to the commencement of any of Tenant's Work, Tenant shall deliver to Landlord, with respect to each contractor and subcontractor which Tenant intends to employ to perform any of Tenant's Work, a certificate of insurance from each such contractor or subcontractor specifying Landlord as a named insured and evidencing that each such contractor or subcontractor has obtained the insurance coverages set forth in clause (1), (4), (5) and (6) of Section 13.2 of this Lease. Said contractors and subcontractors shall also comply with other reasonable industry requirements of Landlord.

         9.2 Tenant shall not make or permit anyone to make any Alterations in or to the Premises or the Building, without the prior written consent of Landlord, which consent may be withheld or granted in Landlord's sole and absolute discretion. Notwithstanding the foregoing, Landlord shall not unreasonably withhold its consent to any non-structural Alteration which Tenant may desire to make to the Premises; provided, however, that Landlord shall retain sole and absolute discretion to withhold its consent to any Alteration, whether structural or non-structural, which may, in the sole and absolute judgment of Landlord (i) adversely affect the marketability of the Premises,
(ii) exceed the capacity of, hinder the effectiveness of, interfere with, or will be connected to the electrical, mechanical, heating, ventilating, air conditioning, or plumbing systems of the Premises or the Building, or (iii) be visible from outside the Premises. Notwithstanding the foregoing, Tenant shall have the right, after providing at least ten (10) days prior written notice to Landlord, but without the necessity of obtaining Landlord's consent, to recarpet, repaint, or to make purely "COSMETIC" or "DECORATIVE" non-structural Alterations in and to the Premises that (I) do not fall within clauses (i) through (iii) above, (II) do not require the issuance of a building permit, and
(III) with respect to such "COSMETIC" or "DECORATIVE" non-structural Alterations which consist of work other than repainting or recarpeting, do not cost, when aggregated with all other Alterations made during the previous twelve (12) months, more than ten thousand dollars ($10,000.00). Any Alterations made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner;
(b) using new materials only; (c) by a contractor, on days, at times and under the supervision of an architect approved in writing by Landlord; (d) in accordance with plans and specifications prepared by an engineer or architect reasonably acceptable to Landlord, which plans and specifications shall be approved in writing by Landlord, and all third party architectural or engineering fees incurred by Landlord in connection therewith shall be reimbursed by Tenant to Landlord as additional rent to cover Landlord's administrative expenses and overhead for processing; (e) in accordance with all Laws and the requirements of any insurance company insuring the Building or any portion thereof; (f) after having obtained any required consent of the holder of any Mortgage; (g) after obtaining public liability and worker's compensation insurance policies approved in writing by Landlord, which policies shall cover every person who will perform any work with respect to such Alteration; and (h) upon request, after Tenant has delivered to Landlord documentation reasonably satisfactory to Landlord evidencing Tenant's financial ability to complete the Alteration in accordance with the provisions of this Lease. Solely with respect to the original improvement of the Premises by Tenant which is described in
Section 9.1 hereof, prior to each payment to any contractor, subcontractor, laborer, or material supplier for all work, labor, and services to be performed and materials to be furnished in connection with Alterations, Tenant shall obtain and deliver to Landlord written, waivers of mechanics' and materialmen's liens (or partial waivers thereof, as applicable) against the Premises and the Building, which may be conditioned upon payment of a specific amount of money, from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services performed and materials furnished in connection with Alterations to the extent the costs thereof have been paid and, at a minimum, through the previous invoice submitted for payment. If any lien (or a petition to establish such lien) is filed in connection with any Alteration, such lien (or petition) shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If Landlord gives its consent to the making of any Alteration, such consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises or the Building to any liens which may be filed in connection therewith. All Alterations involving structural, electrical, mechanical or plumbing work, the heating, ventilation and air conditioning system of the Premises or the Building, and the roof of the Building shall, at Landlord's election, be performed by Landlord's designated contractor or subcontractor at Tenant's expense. Whether or not Landlord performs such work, then Landlord's property manager shall be paid additional rent in an amount equal to five percent (5%) of the cost of such work which is other than "cosmetic" or "decorative" non-structural Alterations the cost of which, when aggregated with all other Alterations made during the previous twelve (12) months, is not more than Ten Thousand Dollars ($10,000.00), any recarpeting and any repainting. Promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord three (3) sets of accurate as-built drawings showing such Alteration in place. Tenant shall reimburse Landlord, its employees and agents for (as additional rent), and shall indemnify, defend upon request and hold them harmless from and against all costs, damages, claims, liabilities, expenses (including attorneys' fees), losses, penalties and court costs suffered by or claimed against them, directly or indirectly, based on or arising out of in whole or in part, the construction or installation of Alterations.

         9.3 If any Alterations are made without the prior written consent of Landlord, Landlord shall have the right at Tenant's expense to remove and correct such Alterations and restore the Premises and the Building to their condition immediately prior thereto, or to require Tenant to do the same. All Alterations to the Premises or the Building made by either party shall immediately become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Tern; provided, however, that (a) if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and equipment (including trade fixtures) installed in the Premises solely at the expense of Tenant, and
(b) Tenant shall remove all Alterations and other items in the Premises or the Building which Landlord designates in writing for removal. Notwithstanding the foregoing, Tenant, upon submitting its request to Landlord to make Alterations, shall have the right to request therein that Landlord specify whether and to what extent Landlord will require Tenant to remove the Alterations in question at the end of the Term, provided that Tenant refers therein to the provisions of this Section 9.3. If Tenant shall fail to request such information in its request to make any Alterations, such right shall be deemed null and void as to the Alterations in question, and all such Alterations shall thereafter be subject to the exercise of Landlord's right and to tenant's obligations set forth in the first sentence of this Section 9.3. If Tenant submits it request for such information in accordance with the foregoing provisions and Landlord consents to the Alterations requested, Landlord shall, together with its consent, specify in writing whether and to what extent it will require Tenant to remove the Alterations in question at the end of the Term, and if Landlord fails so to specify, Tenant shall have no further obligation to remove the Alterations which were the subject of Tenant's request. Landlord shall have the right at Tenant's expense to repair all damage and injury to the Premises or the Building caused by such removal or to require Tenant to do the same. If such furniture, furnishings and equipment are not removed by Tenant prior to the expiration or earlier termination of the Lease Term, the same shall at Landlord's option become the property of Landlord and shall be surrendered with the Premises as a part thereof, provided, however, that Landlord shall have the right at Tenant's expense to remove from the Premises such furniture, furnishings and equipment and any Alteration which Landlord designates in writing for removal or to require Tenant to do the same. If Tenant fails to return the Premises to Landlord as required by this Section, then Tenant shall pay to Landlord, as additional rent, all costs (including a construction management fee) incurred by Landlord in effecting such return.

                                    ARTICLE X
                                      SIGNS

         10.1 Landlord will, at Landlord's cost, list Tenant's name in the Building directory, together with a number of listings on such directory which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises and the denominator of which is the number of square feet of office rentable area in the Building on the Lease Commencement Date, and Landlord shall provide Building standard signage on one suite entry door of the Premises. No other sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or interior of the Building (including windows and doors) without the prior written approval of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. If any such item that has not been approved by Landlord is so displayed, then Landlord shall have the right to remove such item at Tenant's expense or to require Tenant to do the same. Landlord reserves the right to install and display signs, advertisements and notices on any part of the exterior or interior of the Building.

         Tenant, at Tenant's sole cost and expense, shall have the right to place signage in the Common Areas of the floor of the Building on which the Premises are located and on or adjacent to the suite entries to the Premises, in locations mutually agreed upon by Landlord and Tenant, each acting in their reasonable discretion, the design, size, quality, and method of fabrication of which shall be subject to the prior written approval of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. In addition, Tenant shall be permitted to place signage on the outdoor marquee serving the Building, the design, size, quality, location, color and method of fabrication of which shall all be subject to the prior written approval of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion.

                                   ARTICLE XI
                                SECURITY DEPOSIT

         11.1 Simultaneously with Tenant's execution of this Lease, Tenant shall deposit with Landlord the Security Deposit Amount (as defined in Section
1.9 hereof) as a security deposit which shall be security for the performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Landlord shall not be required to maintain such security deposit in a separate account. Within approximately thirty (30) days after the later of the expiration or earlier termination of the Lease Term or Tenant's vacating the Premises, Landlord shall return such security deposit to Tenant, together with interest thereon, the amount of which interest shall be the amount which is earned by Landlord with respect to the Security Deposit Amount in the interest-bearing account in which Landlord shall maintain such Security Deposit Amount, which account shall be determined by Landlord in its sole and absolute discretion, less such portion thereof as Landlord shall have appropriated to satisfy any of Tenant's obligations, or any default by Tenant, under this Lease. If there shall be any default under this Lease by Tenant, then Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the security deposit for the payment of any (a) Base Rent, additional rent or any other sum as to which Tenant is in default, or (b) amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant's default (including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises). If any portion of the security deposit is so used or applied, then within three (3) business days after Landlord gives written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the security deposit to the original Security Deposit Amount, and Tenant's failure to do so shall constitute an Event of Default under this Lease.

         11.2 Tenant shall have the right to deliver to Landlord an unconditional, irrevocable letter of credit in substitution for the cash security deposit, subject to the following terms and conditions. Such letter of credit shall be (a) in form and substance satisfactory to Landlord in its sole discretion; (b) at all times equal to the Security Deposit Amount (as defined in Section 1.9 hereof and as may be adjusted pursuant to Section 11.5 hereof), and shall permit multiple draws without a corresponding reduction in the amount of the letter of credit (which requirement may also be satisfied by Tenant delivering to Landlord, within five (5) business days following the draw by Landlord on the letter of credit, either (i) a replacement letter of credit in the full amount of the Security Deposit Amount or (ii) an additional letter of credit in the amount which the existing letter of credit was reduced as a result of the draw by Landlord upon such letter of credit); (c) issued by a commercial bank acceptable to Landlord in its sole and absolute discretion from time to time and located in the Washington, D.C. metropolitan area and capable of being drawn upon in the Washington, D.C. metropolitan area; (d) made payable to, and expressly transferable and assignable at no charge by, the owner from time to time of the Building (which transfer/assignment shall be conditioned only upon the execution of a written document in connection therewith); (e) payable at sight upon presentment to a local branch of the issuer of a simple sight draft or certificate stating that Tenant is in default under this Lease and the amount that Landlord is owed in connection therewith; (f) of a term not less than one year; and (g) at least thirty (30) days prior to the then current expiration date of such letter of credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the ninetieth (90th) day after the expiration of the Lease Term, or (2) replaced with cash equal to the Security Deposit Amount. Notwithstanding anything in this Lease to the contrary, any cure or grace periods set forth in Section 19.1 shall not apply to any of the foregoing, and, specifically, if Tenant fails to timely comply with the requirements of subsection (g) above, then Landlord shall have the right to immediately draw upon the letter of credit without notice to Tenant and apply the proceeds to the security deposit. Each letter of credit shall be issued by a commercial bank that has a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-2 (or equivalent) by Moody's Investor Service, Inc., or at least A-2 (or equivalent) by Standard & Poor's Corporation, and shall be otherwise acceptable to Landlord in its sole and absolute discretion. If the issuer's credit rating is reduced below P-2 (or equivalent) by Moody's Investors Service, Inc. or below A-2 (or equivalent) by Standard & Poor's Corporation, or if the financial condition of such issuer changes in any other materially adverse way, then Landlord shall have the right to require that Tenant obtain from a different issuer a substitute letter of credit that complies in all respects with the requirements of this Section 11.2, and Tenant's failure to obtain such substitute letter of credit within ten (10) days following Landlord's written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) shall entitle Landlord to immediately draw upon the then existing letter of credit in whole or in part, without notice to Tenant. In the event the issuer of any letter of credit held by Landlord is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation, or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said letter of credit shall be deemed to not meet the requirements of this Section 11.2, and, within ten (10) days thereof, Tenant shall replace such letter of credit with other collateral acceptable to Landlord in its sole and absolute discretion (and Tenant's failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default for which there shall be no notice or grace or cure periods being applicable thereto other than the aforesaid ten (10) day period). Any failure or refusal of the issuer to honor the letter of credit shall be at Tenant's sole risk and shall not relieve Tenant of its obligations hereunder with respect to the security deposit.

         11.3 In the event of any purchase or other transfer of Landlord's interest in the Property (other than to a Mortgagee) Landlord shall transfer the security deposit to the purchaser or other transferee of Landlord's interest in the Property, then Tenant shall look only to such purchaser or transferee for the return of the security deposit, and Landlord shall be released from all liability to Tenant for the return of such security deposit. Tenant acknowledges that the holder of any Mortgage shall not be liable for the return of any security deposit made by Tenant hereunder unless such holder actually receives such security deposit. Tenant shall not pledge, mortgage, assign or transfer the Security Deposit or any interest therein.

         11.4 Within ten (10) days after Landlord's request, Tenant shall submit to Landlord an audited financial statement covering the preceding calendar year, which has been prepared in accordance with generally accepted accounting principles by an independent certified public accountant.

         11.5 In the event that Tenant does not demonstrate to Landlord's satisfaction that, as of October 1, 2001, (i) Tenant has actually loaned at least One Hundred Million Dollars ($100,000,000.00) to other business entities and (ii) Tenant has had a positive cash flow in an amount equal to at least Two Million Five Hundred Thousand Dollars ($2,500,000.00) for the period commencing on July 1, 2001 and concluding on September 30, 2001, then, not later than October 11, 2001, Tenant shall deposit with Landlord as an additional security deposit the amount of Three Hundred Twenty-Three Thousand Three Hundred Eighty and 75/100 Dollars ($323,380.75) (the "ADDITIONAL SECURITY DEPOSIT"), which Additional Security Deposit, together with the initial amount comprising the Security Deposit Amount, as set forth in Section 1.9 hereof, that is, a combined amount of Six Hundred Forty-Six Thousand Seven Hundred Sixty-One and 50/100 Dollars ($646,761.50) shall thereupon constitute the Security Deposit Amount for all purposes of this Lease.

                                   ARTICLE XII
                                   INSPECTION

         12.1 At all times Tenant shall permit Landlord, its agents and representatives, and the holder of any Mortgage, to enter the Premises without charge therefor and without diminution of the rent payable by Tenant in order to examine, inspect or protect the Premises and the Building, to make such alterations and/or repairs as in the sole and absolute judgment of Landlord may be deemed necessary or desirable, or to exhibit the same (i) during the last twelve (12) months of the Lease Term, to brokers and prospective tenants, and
(ii) at any other time, to lenders, purchasers and others. Except in the event of an emergency, Landlord shall provide advance notice to Tenant and endeavor to minimize disruption to Tenant's normal business operations in the Premises in connection with any such entry.

                                  ARTICLE XIII
                                    INSURANCE

         13.1 Tenant shall not conduct or permit to be conducted any activity, or place or permit to be placed any equipment or other item in or about the Premises or the Building, which will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is due to any activity, equipment or other item of Tenant, then (whether or not Landlord has consented to such activity, equipment or other item) Tenant shall pay as additional rent due hereunder the amount of such increase; provided, however, that Tenant shall not be obligated to pay the amount of such increase if Tenant is then using the Premises solely for the use permitted by this Lease and in accordance with all of the provisions of this Lease and all applicable Laws and governmental regulations. The statement of any applicable insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions) that an increase is due to any such activity, equipment or other item shall be conclusive evidence thereof.

         13.2     Throughout the Lease Term, Tenant shall obtain and maintain
(1) commercial general liability insurance (written on an occurrence basis) including contractual liability coverage insuring the obligations assumed by Tenant under this Lease (including those set forth in Sections 6.3 and 15.2), premises and operations coverage, broad form property damage coverage and independent contractors coverage, and containing an endorsement for personal injury, (2) business interruption insurance, (3) all-risk property insurance,
(4) comprehensive automobile liability insurance (covering automobiles owned by Tenant, if any), (5) workers' compensation insurance, and (6) employer's liability insurance. Such commercial general liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than Two Million Dollars ($2,000,000) combined single limit per occurrence with a Four Million Dollar ($4,000,000) annual aggregate. Such business interruption insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Base Rent then in effect during any Lease Year. Such property insurance shall be in an amount not less than that required to replace all of the original tenant improvements installed in the Premises pursuant to Exhibit B, all Alterations and all other contents of the Premises (including, without limitation, Tenant's trade fixtures, decorations, furnishings, equipment and personal property). Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) bodily injury and property damage for each accident. Such workers' compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Building is located (as the same may be amended from time to time) but not less than Five Hundred Thousand Dollars ($500,000) for each accident. Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

                  (a) All such insurance shall: (1) be issued by a company that is licensed to do business in the jurisdiction in which the Building is located, that has been approved in advance by Landlord and that has a rating equal to or exceeding A:XI from Best's Insurance Guide; (2) name Landlord, the managing agent of the Building and the holder of any Mortgage as additional insureds/loss payees (as applicable); (3) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and its employees and agents from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or would have been covered by insurance it is required to carry under this Lease); (4) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees, and representatives, in connection with any loss or damage covered by such policy; (5) be acceptable in form and content to Landlord; (6) be primary and non-contributory; (7) contain an endorsement for cross liability (or an equivalent provision) and severability of interests, if there are multiple named insureds on such insurance; and (8) provide for a certificate of insurance with standard language whereby the insurer undertakes to notify the certificate holder in writing thirty (30) days prior to cancellation, failure to renew, reduction of amount of insurance or change in coverage. No such policy shall contain any deductible provision except as otherwise approved in writing by Landlord, which approval shall not be unreasonably withheld. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of first-class office buildings in the Washington, D.C., metropolitan area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types of insurance. Tenant shall deliver a certificate (on Acord Form 27) of all such insurance and receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord concurrently with Tenant's execution of this Lease and at least annually thereafter. Tenant shall give Landlord immediate notice in case of fire, theft or accident in the Premises, and in the case of fire, theft or accident in the Building if involving Tenant, its agents, employees or Invitees. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant's liability arising under or out of this Lease.

         13.3 Landlord agrees to carry and maintain all-risk property insurance (with replacement cost coverage) covering the Building and Landlord's property therein in an amount required by its insurance company to avoid the application of any coinsurance provision and as Landlord reasonably deems appropriate, based upon coverages carried by landlords of comparable buildings in Montgomery County, Maryland. Landlord hereby waives its right of recovery against Tenant and releases Tenant from any and all liabilities, claims and losses for which Tenant may otherwise be liable to the extent Landlord is covered by property insurance therefor. Landlord shall use reasonable efforts to secure a waiver of subrogation endorsement from its insurance carrier. Landlord also agrees to carry and maintain commercial general liability insurance in limits it reasonably deems appropriate (but in no event less than the limits required of Tenant pursuant to Section 13.2) and as Landlord reasonably deems appropriate, based upon coverages carried by landlords of comparable buildings in Montgomery County, Maryland.

                                  ARTICLE XIV
                             SERVICES AND UTILITIES

         14.1 Subject to Tenant's performance of its obligations specified in this Lease: (a) Landlord will furnish to the Premises air-conditioning and heating during the seasons they are required in Landlord's reasonable judgment; and (b) Landlord will provide janitorial service on Monday through Friday after 5:00 p.m. (or, at Landlord's option, Sunday through Thursday) only (excluding legal holidays) in accordance with the cleaning specifications which are attached hereto as Exhibit G, electricity sufficient for lighting purposes and normal office use only, hot and cold water for lavatory purposes and cold water for drinking purposes, elevator service (with at least one (1) elevator in operation at all times, except in the event of an emergency), and exterior window-cleaning service shall be provided in a manner consistent with the manner in which such services are provided in comparable multi-story office buildings in, Montgomery County, Maryland, taking into account the age, finishes on the Lease Commencement Date, method of construction and system design of the Building and of such comparable buildings. Landlord shall not be liable for any failure to maintain comfortable atmosphere conditions in all or any portion of the Premises due to excessive heat generated by any equipment or machinery installed by Tenant (with or without Landlord's consent), due to any adverse impact that Tenant's furniture, equipment, machinery or millwork may have upon the delivery of HVAC to the Premises or due to the occupancy load. If Tenant requires air-conditioning or heat beyond the Building Hours, then Landlord will furnish the same, provided Tenant gives Landlord sufficient advance notice of such requirement. Tenant shall pay, as additional rent, for such extra service in accordance with Landlord's then-current schedule, which shall reflect Landlord's cost of providing such service, including labor, cost of electricity, wear and tear on equipment, and an allowance to cover general overhead. If the same after-hours service is also requested by other tenants on the same floor as Tenant, the charge therefor to each tenant requesting such after-hours service shall be a pro-rated amount based upon the square footage of the leased premises of all tenants on the same floor requesting such after-hours services. Notwithstanding anything above to the contrary, Tenant shall have access to the Building twenty-four (24) hours per day each day of the year (except in the event of an emergency). Landlord shall provide and install replacement tubes for Building standard fluorescent light fixtures (subject to reimbursement pursuant to Article V); all other bulbs and tubes for the Premises shall be provided and installed by Tenant at Tenant's expense.

         14.2 Landlord may install checkmeters to electrical circuits serving Tenant's equipment to verify that Tenant is not consuming excessive electricity. If such checkmeters indicate that Tenant's electricity consumption is excessive, then Landlord may install at Tenant's expense submeters to ascertain Tenant's actual electricity consumption, and Tenant shall thereafter pay for such consumption at the then-current price per kilowatt hour charged Landlord by the utility, as well as the cost of the checkmeters. Tenant's electricity consumption shall be deemed excessive if the electricity consumption in the Premises per square foot of rentable area (including, without limitation, electricity consumed in connection with outlets and lighting use) during any billing period exceeds the average electricity consumption per square foot of rentable area during the same period for typical, similarly situated tenants in the Building, as reasonably calculated by Landlord.

         14.3 Tenant shall reimburse Landlord for the cost of any excess water, sewer and chiller usage in the Premises. Excess usage shall mean the excess of the estimated usage in the Premises (per square foot of rentable area) during any billing period over the average usage (per square foot of rentable area) during the same period for the entire Building, as reasonably calculated by Landlord.

         14.4 Landlord shall not have any liability to Tenant, and Tenant shall not be entitled to terminate this Lease or receive a rent abatement, in the event of Landlord's failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder; provided, however, that Landlord shall use reasonable efforts to restore such failure or inability so long as such failure or inability is within Landlord's reasonable control and if
(a) such failure or inability is the result of Landlord's negligent or willful misconduct, (b) Landlord is not proceeding diligently to correct such failure or inability, (c) all or substantially all of the Premises is rendered unusable by Tenant for a continuous period of ten (10) consecutive business days after Tenant gives Landlord written notice thereof, and (d) Tenant does not in fact use the Premises for its business purposes during such period, then, so long as Tenant is not in default under this Lease, Tenant shall be entitled to an abatement of the Base Rent payable hereunder for the period beginning on the day after such ten (10) business day period ends and continuing until the use of the Premises is restored to Tenant.

         14.5 Tenant agrees that (a) it shall not install or operate in the Premises any equipment or other machinery that, in the aggregate, will cause Tenant to use more electrical power than is described on Exhibit E attached hereto and made a part hereof and (b) Tenant shall not place any load upon the floor of the Premises which exceeds the following per square foot load which Landlord has been advised that the floor in the Premises was designed to carry: eighty (80) pounds per square foot for live loads and twenty (20) pounds per square foot for dead loads.

                                   ARTICLE XV
                              LIABILITY OF LANDLORD

         15.1 Except as otherwise specifically provided for in this Section, Landlord, its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; any fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and except with respect to actual damages (but in no event any consequential or special damages) resulting from the gross negligence or willful misconduct of Landlord or any of its employees or agents, leakage in any part of the Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Tenant or any Invitee in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Any person receiving an article delivered for Tenant shall be acting as Tenant's agent for such purpose and not as Landlord's agent. For purposes of this Article, the term "BUILDING" shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any physical injury to any natural person caused by Landlord's gross negligence or willful misconduct to the extent such injury is not covered by insurance (a) carried by Tenant or such person, or
(b) required by this Lease to be carried by Tenant; provided, however, that Landlord shall not under any circumstances be liable for any consequential or indirect damages.

         15.2 Subject to the provisions of Section 13.3 hereof, Tenant shall reimburse Landlord, its employees and agents for (as additional rent), and shall indemnify, defend upon request and hold them harmless from and against all costs, damages, claims, liabilities, expenses (including attorneys' fees), losses, penalties and court costs (collectively, "DAMAGES") suffered by or claimed against them, directly or indirectly, based on or arising out of, in whole or in part, (a) use and occupancy of the Premises or the business conducted therein, (b) any act or omission of Tenant or any of its agents, employees or contractors, (c) any breach of Tenant's obligations under this Lease, including failure to comply with Laws or surrender the Premises upon the expiration or earlier termination of the Lease Term, or (d) any act or omission by Tenant or any of its agents, employees or contractors during any entry upon the Land prior to the Lease Commencement Date, except to the extent any such damages are directly caused by Landlord's gross negligence or willful misconduct.

         15.3 No landlord hereunder shall be liable for any obligation or liability based on or arising out of any event or condition occurring during the period that such landlord was not the owner of the Building or a landlord's interest therein. Within ten (10) business days after request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any document submitted to Tenant confirming such attornment.

         15.4 Tenant shall not have the right to set off, recoup, abate (except as specifically provided herein) or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord.

         15.5 If Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building (which shall include any insurance proceeds payable by Landlord's insurance carrier to Tenant as a result of a claim by Tenant) and Landlord's operating account for the Building. No other asset of Landlord, any partner, director, member, officer or trustee of Landlord (each, an "OFFICER") or any other person or entity shall be available to satisfy or be subject to such judgment, nor shall any officer or other person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any officer.

                                   ARTICLE XVI
                                      RULES

         16.1 Tenant and Invitees shall at all times abide by and observe the rules specified in Exhibit C. Tenant and Invitees shall also abide by and observe any other rule that Landlord may promulgate from time to time for the operation and maintenance of the Building, provided that notice thereof is given and such rule is not inconsistent with the provisions of this Lease, does not increase Tenant's monetary obligations hereunder in more than a de minimis way and is generally applicable to all office tenants in the Buildings. All rules shall be binding upon Tenant and enforceable by Landlord as if they were contained herein. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce such rules, or the terms, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of such rules by any other tenant or its employees, agents, assignees, subtenants, invitees or licensees. Landlord shall use reasonable efforts not to enforce any rule or regulation in a manner which unreasonably discriminates among similarly situated tenants.

                                  ARTICLE XVII
                              DAMAGE OR DESTRUCTION

         17.1 If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction (except as otherwise set forth below); provided, however, that if in Landlord's judgment such repair and restoration cannot be completed within one hundred eighty(180) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), then Landlord or Tenant shall have the right to terminate this Lease by giving written notice of termination to the other party within sixty (60) days after the occurrence of such damage or destruction. If this Lease is terminated pursuant to this Article, then rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay rent only for the portion of the Premises that is usable while such repair and restoration are being made; provided, however, that if such damage or destruction was caused by the act or omission of Tenant or any of its employees, agents or contractors or, to the extent covered by insurance, any Invitee, then Tenant shall not be entitled to any such rent reduction. After receipt of all insurance proceeds (including proceeds of insurance maintained by Tenant), Landlord shall proceed with and bear the expenses of such repair and restoration of the Premises and the Building; provided, however, that (a) if such damage or destruction was caused by the gross negligence or any act of willful misconduct on the part of Tenant or any of its employees, agents or contractors or, to the extent covered by insurance, any Invitee, then Tenant shall pay Landlord's deductible and the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction, (b) Tenant shall pay the amount by which the cost of restoring any item which Landlord is required to restore and Tenant is required to insure exceeds the insurance proceeds received with respect thereto, and (c) Landlord shall not be required to repair or restore any of the original tenant improvements installed pursuant to Exhibit B, any Alterations or any other contents of the Premises (including, without limitation, Tenant's trade fixtures, decorations, furnishings, equipment or personal property). Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate this Lease if (1) insurance proceeds are insufficient to pay the full cost of such repair and restoration, (2) the holder of any Mortgage fails or refuses to make such insurance proceeds available for such repair and restoration, (3) zoning or other applicable Laws or regulations do not permit such repair and restoration, or (4) the Building is damaged by fire or casualty (whether or not the Premises has been damaged) to such an extent that Landlord decides, in its sole and absolute discretion, not to rebuild or reconstruct the Building.

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                                  ARTICLE XVIII
                                  CONDEMNATION

         18.1 If one-third or more of the Premises, or the use or occupancy thereof, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation, and such taking or condemnation would preclude Tenant's efficient conduct of its business operations in the Premises, (collectively, "CONDEMNED"), then this Lease shall terminate on the day prior to the date title thereto vests in such authority and rent shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not so condemned, except that as of the date title vests in such authority Tenant shall not be required to pay rent with respect to the part of the Premises so condemned. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Land or the Building is condemned, then whether or not any portion of the Premises is condemned, Landlord shall have the right to terminate this Lease as of the date title vests in such authority.

         18.2 All awards, damages and other compensation paid on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or such authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses and for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and which Tenant is entitled pursuant to this Lease to remove at the expiration or earlier termination of the Lease Term, provided that such claim shall in no way diminish the award, damages or compensation payable to or recoverable by Landlord in connection with such condemnation.

                                   ARTICLE XIX
                                     DEFAULT

         19.1     Each of the following shall constitute an "EVENT OF DEFAULT":
(a) Tenant's failure to make when due any payment of the Base Rent, additional rent or other sum; provided, however, that with respect to the first two (2) such failures in any twelve (12) month period only, no Event of Default shall be deemed to have occurred unless such failure continues for a period of five (5) days after Landlord delivers written notice thereof to Tenant; (b) Tenant's failure to perform or observe any covenant or condition of this Lease not otherwise specifically described in this Section 19.1, which failure continues for thirty (30) days after Landlord delivers written notice thereof to Tenant; provided, however, that if the failure on the part of Tenant is not capable of being cured within such 30-day period but Tenant expeditiously commences to cure same and diligently proceeds with such cure, Tenant's time to cure such failure shall be extended for the time necessary to cure same, but in no event longer than sixty (60) days, inclusive of the original 30-day period; provided, however, that such cure period shall not be applicable if, in Landlord's sole and absolute discretion, such failure raises a life/safety issue with respect to the Building or its occupants or visitors, including but not limited to, a threat of personal injury or

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

continuing physical injury to the Building, or if such failure is affecting another tenant's use or occupancy of the Building or its premises; (c) Tenant's abandonment of or failure to occupy continuously the Premises without Landlord's prior written consent; provided, however, that if (i) Tenant gives Landlord at least thirty (30) days prior written notice that it intends to vacate the Premises, (ii) Tenant pays the full amount of all Rent when due under this Lease while the Premises are vacant, and (iii) Tenant leaves the Premises in the condition required by this Lease and continues to maintain the Premises in the condition required by this Lease throughout the remainder of the Term, then, and in such event only, Tenant shall not be deemed to be in default under this
Section 19.1(g); (d) an Event of Bankruptcy as specified in Article XX; (e) Tenant's dissolution or liquidation; or (f) any Environmental Default as specified in Section 6.3; (g) any subletting, assignment, transfer, mortgage or other encumbrance of the Premises or this Lease not permitted by Article VII; or
(h) any default by Tenant or any affiliate of Tenant under any other instrument or lease entered into with or for the benefit of Landlord or any affiliate of Landlord.

         19.2 If there shall be an Event of Default (even if prior to the Lease Commencement Date), then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of Landlord's intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under applicable Laws, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to Tenant's liability for all Base Rent, additional rent and other sums specified herein. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord shall have the right, at its sole option, to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant's default) and on such terms and conditions (which may include any concessions or allowances granted by Landlord) as Landlord, in its sole and absolute discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet all or any portion of the Premises or to collect any rent due upon such reletting. Whether or not this Lease and/or Tenant's right of possession is terminated or any suit is instituted, Tenant shall be liable for any Base Rent, additional rent, damages or other sum which may be due or sustained prior to such default, and for all costs, fees and expenses (including, but not limited to, attorneys' fees and costs, brokerage fees, expenses incurred in enforcing any of Tenant's obligations under the Lease or in placing the Premises in first-class rentable condition, advertising expenses, and any concessions or allowances granted by Landlord) incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time plus other actual or consequential damages suffered or incurred by Landlord on account of Tenant's default (including, but not limited to, late fees or other charges incurred by Landlord under any Mortgage). Tenant also shall be liable for additional damages which at Landlord's election shall be either one or a combination of the following: (a) an amount equal to

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

the Base Rent and additional rent due or which would have become due from the date of Tenant's default through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord's rights as set forth herein and Landlord's cause of action shall be deemed not to have accrued until the expiration of the Lease Term), and it being further understood that if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Base Rent, additional rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; or (b) an amount equal to the sum of (i) all Base Rent, additional rent and other sums due or which would be due and payable under this Lease as of the date of Tenant's default through the end of the scheduled Lease Term, plus (ii) all expenses (including broker and attorneys' fees) projected by Landlord to be incurred in connection with the reletting of the Premises, minus (iii) any Base Rent, additional rent and other sums which Tenant proves by a preponderance of the evidence would be received by Landlord upon reletting of the Premises from the end of the vacancy period projected by Landlord through the expiration of the scheduled Lease Term. Such amount shall be discounted using a discount factor of five percent (5%), and such resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability under this Lease with respect to the period after the date of such payment. Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. In the event Landlord relets the Premises together with other premises or for a term extending beyond the scheduled expiration of the Lease Term, it is understood that Tenant will not be entitled to apply any base rent, additional rent or other sums generated or projected to be generated by either such other premises or in the period extending beyond the scheduled expiration of the Lease Term (collectively, the "EXTRA RENT") against Landlord's damages. Similarly in proving the amount that would be received by Landlord upon a reletting of the Premises as set forth in clause (iii) above, Tenant shall not take into account the Extra Rent. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Nothing herein shall be construed to affect or prejudice Landlord's right to prove, and claim in full, unpaid rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant's right of possession.

         19.3 Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise

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

have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

                  (a) All rights and remedies of Landlord set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity, including those available as a result of any anticipatory breach of this Lease. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default by Tenant unless such waiver expressly is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

         19.4 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, then the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of Base Rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

         19.5 If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord elects to make such payment or do such act, then all expenses incurred by Landlord, plus interest thereon at a rate (the "DEFAULT RATE") equal to the greater of eighteen percent (18%) per annum or the rate per annum which is three (3) whole percentage points higher than the prime rate published in the Money Rates section of the Wall Street Journal, from the date incurred by Landlord to the date of payment thereof by Tenant, shall constitute additional rent due hereunder; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law.

         19.6 If Tenant fails to make any payment of Base Rent, additional rent or any other sum on or before the date such payment is due and payable, then Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment; provided, however, that if any payment of Rent is not made on or before the fourth (4th) day following the date on which payment is due on two occasions during the Lease Term, then thereafter the aforesaid late fee shall be applied to each subsequent required payment which is not received by the date on which such payment is due, rather than deferring such late fee until after the fourth (4th) day following

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

the date on which such payment is due. In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment or late fee, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Such late charge and interest shall constitute additional rent due hereunder without any notice or demand.

         19.7     [Intentionally omitted.]

         19.8 If more than one natural person or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. If Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.

                                   ARTICLE XX
                                   BANKRUPTCY

         20.1 An "EVENT OF BANKRUPTCY" is the occurrence with respect to any of Tenant, a Guarantor or any other person liable for Tenant's obligations hereunder [including, without limitation, any general partner (or, if Tenant is a limited liability company, any member of Tenant) of Tenant (a "GENERAL PARTNER")] of any of the following: (a) such person becoming insolvent, as that term is defined in Title 11 of the United States Code (the "BANKRUPTCY CODE") or under the insolvency laws of any state (the "INSOLVENCY LAWS"); (b) appointment of a receiver or custodian for any property of such person, or the institution of a foreclosure or attachment action upon any property of such person; (c) filing by such person of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against such person as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within thirty (30) days after filing, or (2) results in the issuance of an order for relief against the debtor; or (e) such person making or consenting to an assignment for the benefit of creditors or a composition of creditors; (f) such person submitting (either before or after execution hereof) to Landlord any financial statement containing any material inaccuracy or omission; or (g) a decrease by fifty percent (50%) or more of such person's net worth below the net worth of such person as of the date hereof. At any time upon not less than five (5) days' prior written notice, Tenant shall submit such information concerning the financial condition of any such person as Landlord may request. Tenant warrants that all such information heretofore and hereafter submitted is and shall be correct and complete.

         20.2 Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (the "CASE") in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, "TRUSTEE") to assume or assume and assign this Lease pursuant to the Bankruptcy Code. After the commencement of a
Case: (i) Trustee shall perform all post-petition obligations of Tenant under this Lease; and (ii) if Landlord is

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

entitled to damages (including, without limitation, unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority pursuant to the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of assignment, and any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assumption. Trustee shall not have the right to assume or assume and assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee's assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XIX. Adequate assurance of future performance shall require, among other things, that the following minimum criteria be met: (1) Tenant's gross receipts in the ordinary course of business during the thirty (30) days preceding the Case must be greater than ten (10) times the next monthly installment of Base Rent and additional rent due; (2) Both the average and median of Tenant's monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than the next monthly installment of Base Rent and additional rent due; (3) Trustee must pay its estimated pro-rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assumption and assignment of this Lease shall not violate or affect the rights of other tenants of the Building and the Complex;
(7) Trustee must pay at the time the next monthly installment of Base Rent is due, in addition to such installment, an amount equal to the monthly installments of Base Rent, and additional rent due for the next six (6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; (9) Trustee must comply with all duties and obligations of Tenant under this Lease; and (10) All assurances of future performance specified in the Bankruptcy Code must be provided.

                                   ARTICLE XXI
                                  SUBORDINATION

         21.1 This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber the Building or the Land (collectively, "MORTGAGES"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior

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

Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such holder in confirmation thereof. Notwithstanding the foregoing, (a) Landlord shall obtain from the holder of the existing Mortgage which encumbers the Building and Land a non-disturbance agreement for the benefit of tenant in such holder's usual form and (b) with respect to any future Mortgage on the Building, the Land or both, if (i) at the time that any such Mortgage is placed Tenant is then paying all of its obligations to its creditors on a timely basis as such obligations become due, and (ii) there shall then be no default existing under this Lease then, in such event, Landlord shall use commercially reasonable efforts to obtain from the holder of such future Mortgage a non-disturbance agreement for the benefit of Tenant in such holder's usual form; provided, however, that in each case (A) Tenant shall pay all costs incurred by Landlord which are imposed by such holder of a Mortgage with respect to such non-disturbance agreement, and (B) in the event that Landlord does not obtain a non-disturbance agreement which it is obligated to obtain pursuant to clause (a) of this Section 21.1 or which Landlord is obligated to use commercially reasonable efforts to obtain pursuant to clause (b) of this Section 21.1, then Tenant's sole remedy shall be that this Lease shall not be subject and subordinate to the lien of the Mortgage and Landlord shall have no liability to Tenant on account of Landlord's failure to obtain a non-disturbance agreement.

         21.2 Tenant shall at Landlord's request promptly execute any requisite or appropriate document confirming the foregoing subordination. Attached hereto as Exhibit H is a copy of the subordination agreement acceptable to the current holder of the Mortgage encumbering the Building. Tenant appoints Landlord as Tenant's attorney-in-fact to execute any such document for Tenant during the continuance of an Event of Default under this Lease. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant's obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Building, the Land or Landlord's interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise. If this Lease is not extinguished upon any such transfer or by the transferee following such transfer, then, at the request of such transferee, Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease. Tenant agrees that upon any such attornment, such transferee shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such transferee, (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, (d) subject to any offsets or defenses which Tenant might have against any prior landlord, or (e) be obligated for construction of any improvements otherwise to be constructed by Landlord under the Lease; provided, however, that after succeeding to Landlord's interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of transfer. Within five (5) days after the request of such transferee, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

         21.3 If any prospective or current holder of a Mortgage requires that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not

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

adversely affect in a material manner Tenant's use of the Premises as herein permitted, and (c) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within five (5) days after Tenant's receipt thereof (with no other notice or cure period applicable thereto).

         21.4 If (i) the Building or the Land, or both, are at any time subject to a Mortgage, (ii) this Lease and rent payable hereunder is assigned to the holder of the Mortgage, and (iii) the Tenant is given notice of such assignment, including the name and address of the assignee, then, in that event, Tenant shall not terminate this Lease or make any abatement or offset in the rent payable hereunder for any default on the part of the Landlord without first giving notice, in the manner provided elsewhere in this Lease for the giving of notices, to the holder of such Mortgage, specifying the default in reasonable detail, and affording such holder a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord, except that (x) such holder shall have at least thirty (30) days to cure the default; (y) if such default cannot be cured with reasonable diligence and continuity within thirty (30) days, such holder shall have any additional time as may be reasonably necessary to cure the default with reasonable diligence and continuity; and (z) if the default cannot reasonably be cured without such holder having obtained possession of the Building, such holder shall have such additional time as may be reasonably necessary under the circumstances to obtain possession of the Building and thereafter to cure the default with reasonable diligence and continuity. If more than one such holder makes a written request to Landlord to cure the default, the holder making the request whose lien is the most senior shall have such right.

                                  ARTICLE XXII
                                  HOLDING OVER

         22.1 Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will require an extensive period to locate a replacement tenant and because Landlord plans its entire leasing and renovation program for the Building in reliance on its lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises or any portion thereof at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion thereof upon the expiration or earlier termination of the Lease Term, then this Lease and the rent payable by Tenant hereunder shall be increased to equal (i) during the first thirty (30) days of such holdover period, one hundred fifty percent (150%) of the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period and (ii) thereafter, two hundred percent (200%) of the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period. Such rent shall be computed by Landlord and paid by Tenant on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during

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

such holdover period until the Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover all damages. Any such holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month. In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained herein shall be construed to constitute Landlord's consent to any holdover or to give Tenant any right with respect thereto.

                                  ARTICLE XXIII
                              COVENANTS OF LANDLORD

         23.1 Landlord covenants that it has the right to enter into this Lease, and that if Tenant shall perform timely all of its obligations hereunder, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

         23.2 Landlord reserves the following rights: (a) to change the street address and name of the Building and the Complex; provided, however that unless such change is required by any governmental agency, Landlord shall reimburse Tenant for the reasonable cost of reprinting Tenant's stationery then on hand; (b) to change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and the Complex; (c) to erect, use and maintain pipes, wires, structural supports, ducts and conduits in and through the Premises; (d) to grant to anyone the exclusive right to conduct any particular business in the Building and the Complex; (e) to exclusively use and/or lease the roof areas, the sidewalks and other exterior areas; (f) to resubdivide the Land or to combine the Land with other lands; (g) to relocate any parking areas designated for Tenant's use to a similar location within the garage which is part of the Complex; (h) if Tenant vacates the Premises prior to the expiration of the Lease Term, to enter the Premises for any reason whatsoever and to make Alterations to or otherwise prepare the Premises for reoccupancy without relieving Tenant of its obligation to pay all Base Rent, additional rent and other sums due under this Lease through such expiration; (i) to construct improvements (including kiosks) on the Land and in the public and common areas of the Building; (j) to prohibit smoking in the entire Building or portions thereof (including the Premises) and on the Land, so long as such prohibitions are in accordance with applicable law; and (k) if any excavation or other substructure work shall be made or authorized to be made upon land adjacent to the Building or the Land, to enter the Premises for the purpose of doing such work as is required to preserve the walls of the Building and to preserve the land from injury or damage and to support such walls and land by proper foundations. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance of Tenant's business or use or occupancy of the Premises.

                  Landlord's activities and installations in the Premises shall not unreasonably interfere with Tenant's business operations in the Premises pursuant to this Section 23.2, and all such installations in the Premises by Landlord pursuant to this Section 23.2 shall be appropriately concealed.

                                  ARTICLE XXIV
                                     PARKING

         24.1     (a)      During the Lease Term, Tenant shall have the right to
use (on a non-exclusive first-come, first-served basis) the Parking Permits (as defined in Section 1.17 hereinabove) for the unreserved parking of passenger automobiles in the areas of the garage serving the Complex (the "GARAGE") designated from time to time by Landlord for the use of tenants of the Building. The charge for such permits shall be the prevailing rate charged form time to time by Landlord or the operator of the Garage (the "GARAGE OPERATOR"), it being understood and agreed that the initial rate for unreserved spaces for Tenant shall be One Hundred Thirty Dollars ($130.00) per parking space, per month, which charges shall be payable monthly in advance or on before the first day of each month throughout the Lease Term to Landlord, or, at Landlord's option, to the Garage Operator. The Garage Operator may operate or lease the Garage pursuant to an agreement or lease with Landlord. Notwithstanding the foregoing, Landlord does not guarantee the availability of such monthly parking permits to Tenant after the sixth (6th) full month of the Lease Term if and to the extent that Tenant does not purchase such monthly parking permits during the sixth
(6th) month and each subsequent month of the Lease Term. Landlord reserves the right to institute either a valet parking system or a self parking system, Tenant and its employees shall observe reasonable precautions in the use of the Garage and shall at all times abide by all rules and regulations governing the use of the Garage promulgated by Landlord or the Garage Operator, which rules and regulations shall be of uniform application to all office tenants in the Building, shall be consistent with the terms of this Lease and shall not increase Tenant's monetary obligations under this Lease in other than a de minimis way. The Garage will remain open on Monday through Friday (excluding legal holidays) and during the Building Hours on such days. Landlord reserves the right to close the Garage during periods of unusually inclement weather or for repairs. At all times when the Garage is closed, monthly permit holders shall be afforded access to the Garage by means of a magnetic card or other procedure provided by Landlord or the Garage Operator. Landlord does not assume and responsibility and shall not be held liable for any damage or loss to any automobile or personal property in the or about the Garage or for any injury sustained by any person in or about the Garage. The parties acknowledge that Tenant's parking rights shall be subject to the terms and conditions of Landlord's agreement with the Garage Operator, if any. The right to access the Garage may be by means of an electronic access gate operated by electronic access cards, in which case Tenant shall deposit with Landlord Twenty Dollars ($20.00) for each access card requested by Tenant which is either (i) in excess of the number of such access cards which Tenant shall have received on the Lease Commencement Date or (ii) in replacement of any access card previously given to Tenant by Landlord or the Garage Operator. Landlord reserves the right to modify in any way Landlord deems appropriate the manner in which the Garage is accessed during the Lease Term.

                  (b) Subject to the limitations imposed thereon from time to time by Landlord and/or the Garage Operator, Tenant's customers and visitors shall have the right to use available spaces in the Garage for the purpose of parking their vehicles therein while visiting the Premises. Tenant's customers and visitors shall pay the then current hourly parking fees established by Landlord and/or the Garage Operator, as adjusted from time to time, for the privilege of using the Garage. The foregoing shall in no way be construed to impose upon Landlord any obligation to provide customer parking for Tenant.

                  (c) Landlord's granting of parking rights hereunder does not create a bailment between the parties, it being expressly agreed that the only relationship created between Landlord and Tenant hereby is that of right grantor and right grantee. All motor vehicles (including all contents thereof) shall be in the Garage at the sole risk of their owners and Tenant, and Landlord is not responsible for the protection and security of such vehicles. Neither Landlord nor any agent, employee or contractor of Landlord shall have any liability for any property damage or personal injury arising out of or in connection with said motor vehicles, and Tenant shall indemnify and hold Landlord and any agent, employee or contractor of Landlord harmless from and against all demands, claims, damages, costs, expenses, liabilities, or causes of action arising out of or connected with Tenant's or Tenant's Invitees' use of the Garage, or any acts or omissions arising out of or in connection with said motor vehicles.

                  (d) In its use of the Garage, Tenant will follow all terms of all applicable Rules and Regulations enacted by Landlord with respect to the Complex and/or the Garage, and will cause Tenant's Invitees to do the same. Any violation of said applicable Rules and Regulations or failure by Tenant to pay parking fees will constitute an Event of Default hereunder. Upon any such Event of Default, in addition to Landlord's other rights and remedies, Landlord may terminate Tenant's rights to lease parking spaces in the Garage in accordance with the terms of subsection (a) above.

                  (e) If: (i) all or a portion of the Garage is damaged by fire or other casualty or taken by power of eminent domain or purchased in lieu thereof by any governmental authority, (ii) the insurance proceeds payable as a result of a casualty to the Garage are applied to a Mortgage, or (iii) there is any material uninsured loss to the Garage, Landlord may terminate Tenant's right to lease spaces in the Garage in accordance with the terms of subsection (a) above. If Landlord does not so elect to terminate such rights of Tenant pursuant to the foregoing provisions of this subsection (e), then: (1) Landlord will either (i) proceed to restore the Garage (and Landlord shall have no obligation to provide any alternative parking while such restoration is being performed), or (ii) not restore the Garage, but provide Tenant, at Tenant's sole cost and expense, with alternate parking throughout the remainder of the Lease Term (if such alternative parking is reasonably available under the circumstances).

         24.2 Landlord reserves the right for itself or the operator of the Garage (if any) to establish rates and fees for the use of the Garage and to establish and modify or amend rules and regulations governing the use of such parking areas. Landlord shall have the right to revoke a users parking privileges in the event such user fails to abide by the rules and regulations governing the use of such parking areas. Tenant shall be prohibited from using the Garage for purposes other than for parking registered vehicles. The storage or repair of vehicles in the Garage shall be prohibited.

         24.3 Tenant shall not assign, sublet or transfer any Parking Permits without Landlord's prior written consent (unless Landlord's consent is not required to a proposed assignment or sublease pursuant to Section 7.2 hereof), except to a subtenant or assignee which has been approved by Landlord in advance, in writing. Any other attempted assignment, sublet, or transfer shall be void.

                                   ARTICLE XXV
                                    ESTOPPELS

         25.1 At any time and from time to time, upon not less than ten (10) days' prior written notice, Tenant and each subtenant, assignee, licensee or concessionaire or occupant of Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and any other charges have been paid; (c) whether or not Landlord is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) the address to which notices to Tenant are to be sent; (e) that this Lease is subject and subordinate to all Mortgages encumbering the Building or the Land; (f) that Tenant has accepted the Premises and that all work thereto has been completed (or if such work has not been completed, specifying the incomplete work); and (g) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any holder or prospective holder of a Mortgage or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant's failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Building. Tenant shall be liable for all such damages. If any such statement is not delivered timely by Tenant, then all matters contained in such statement shall be deemed true and accurate. Attached hereto as Exhibit I is a copy of the estoppel certificate acceptable to the current holder of the Mortgage encumbering the Building.

                                  ARTICLE XXVI
                               GENERAL PROVISIONS

         26.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as herein expressly set forth, and no right, privilege, easement or license is being acquired by Tenant except as herein expressly set forth.

         26.2 Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant. Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises, use the name of the Building as Tenant's business address after Tenant vacates the Premises, or do or permit to be done anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Building or confuse or mislead the public as to any apparent connection or relationship between Landlord, the Building and Tenant.

         26.3 Landlord and Tenant each warrants to the other that in connection with this Lease it has not employed or dealt with any broker, agent or finder, other than the Broker(s) set forth in Section 1.10. Landlord acknowledges that Landlord shall pay any commission or fee due to the Broker(s) pursuant to a separate agreement. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt, other than the Broker(s).

         26.4 LANDLORD, TENANT, AND ALL OTHER PERSONS OR ENTITIES LIABLE UNDER THIS LEASE EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANTS USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. TENANT CONSENTS TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES PROVIDED THAT TENANT IS THEN IN OCCUPANCY OF ANY PORTION OF THE PREMISES; FURTHER PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. LANDLORD, TENANT, AND ALL OTHER PERSONS OR ENTITIES LIABLE UNDER THIS LEASE EACH WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE BUILDING IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

         26.5 All notices or other communications required under this Lease shall be in writing and shall be deemed duly given and received when delivered in person (with receipt therefor), on the next business day after deposit with a recognized overnight delivery service, or on the third (3rd ) day after being sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at each of the Landlord Notice Addresses specified in Article I; (b) if to Tenant, at the Tenant Notice Address specified in Article I. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of any notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. Any such holder shall have the rights set forth in Section 21.4. Any cure of Landlord's default by such holder shall be treated as performance by Landlord.

         26.6 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate allowed by law.

         26.7 Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require such substitution.

         26.8 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

         26.9 This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument signed by both parties. This Lease includes and incorporates all Exhibits attached hereto.

         26.10 This Lease shall be governed by the Laws of the jurisdiction in which the Building is located. There shall be no presumption that this Lease be construed more strictly against the party who itself or though its agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had the opportunity to consult legal counsel before the execution of this Lease.

         26.11 Headings are used for convenience and shall not be considered when construing this Lease.

         26.12 The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant subject to the following. This Lease is contingent upon any holder of a Mortgage which encumbers the Building approving the Lease. In the event that such holder does not approve the Lease, Landlord shall have the right to terminate this Lease.

         26.13 Time is of the essence with respect to each of Tenant's obligations hereunder.

         26.14 This Lease may be executed in multiple counterparts, each of which shall be denied an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

         26.15    Neither this Lease nor a memorandum thereof shall be recorded.

         26.16 Landlord reserves the right to make reasonable changes and modifications to the plans and specifications for the Building without Tenant's consent, provided such changes or modifications do not materially and adversely change the character of the Building.

         26.17 Tenant's liabilities and obligations with respect to the period prior to the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

         26.18 If Landlord or Tenant is in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials, or any cause beyond the other party's reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay, interruption or prevention; provided, however, that nothing set forth in this Section 26.18 shall in any manner excuse any failure on the part of Tenant to pay all Base Rent or additional rent in the full amount due, as and when the same is due and payable under this Lease.

         26.19 Landlord's review, approval and consent powers (including the right to review plans and specifications) are for its benefit only. Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter.

         26.20 The deletion of any printed, typed or other portion of this Lease shall not evidence the parties' intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.

         26.21 At the expiration or earlier termination of the Lease Term, Tenant shall deliver to Landlord all keys and security cards to the Building and the Premises, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises.

         26.22 Tenant and the person executing and delivering this Lease on Tenant's behalf each represents and warrants that such person is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the jurisdiction in which the Building is located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Building is located, and has the power and authority to enter into this Lease; and that all action required to authorize Tenant and such person to enter into this Lease has been duly taken.

         26.23 Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way effect this Lease or impose any liability on Landlord.

         26.24 The parties intend that all payments made to Landlord under this Lease will qualify as rents from real property for purposes of Section 512(b)(3) of the Internal Revenue Code of 1986, as amended ("Qualified Rents"). If Landlord, in its sole discretion, advises Tenant that there is any risk that all or part of any payments made under this Lease will not qualify as Qualified Rents, Tenant agrees (i) to cooperate with landlord to restructure this Lease in such manner as may be necessary to enable such payments to be treated as Qualified Rents, and (ii) to permit an assignment of this Lease, in each case provided such restructuring or assignment will not have a material economic impact on Tenant.

         26.25 The Landlord is a party to a certain Traffic Mitigation Agreement ("TMA") with Montgomery County, Maryland, which is recorded among the Land Records of Montgomery County, Maryland in Liber 16192, at Folio 552, as may be amended from time to time, and which TMA obligates Landlord to undertake certain actions in order to reduce peak hour trips. Such action includes appointing or employing a Building Transportation Coordinator to coordinate and assist in efforts to promote alternatives to the use of single occupant vehicles by tenants and their employees, including, but not limited to, distributing promotional materials, collecting applications and coordinating ridesharing and coordination of activities with the Friendship Heights Transportation Management District ("FHTMD").

         Tenant shall cooperate with Landlord, the Building Transportation Coordinator and the FHTMD in promoting ridesharing and the use of public transportation among its employees. Such cooperation shall include, but not be limited to, appointing an employee of Tenant to serve as a Tenant Transportation Coordinator, who shall be responsible for the distribution of program literature, registration forms and survey forms to Tenant's employees and posting program brochures and posters on bulletin boards within the Premises.

         In the event that the number of parking spaces in the Garage is reduced pursuant to the TMA, irrespective of whether Tenant has complied with its obligations under this Section 26.25, Tenant acknowledges and agrees that the number of Parking Permits allocated or available to Tenant will be reduced proportionately with the Parking Permits which are available to all other tenants in the Building.

           IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

  WITNESS:                      LANDLORD:

 ______/s/_________________     CHASE TOWER ASSOCIATES, L.L.C., a Delaware
                                limited liability company

                                By: JBG/JER CHASE TOWER INVESTORS, L.L.C., a
                                    Delaware limited liability company, its
                                    Managing Member

                                    By: JBG/BANNOCKBURN PARTNERS, L.L.C., a
                                        Delaware limited liability company, its
                                        Operating Member

                                        By: /s/ Benjamin Jacobs [SEAL]
                                            -------------------------
                                        Name: Benjamin Jacobs
                                        Title: Managing Member

WITNESS:                        TENANT:

 ______/s/_________________     CAPITALSOURCE FINANCE LLC, a Delaware limited
                                liability company

                                By: /s/ Steven A. Museles [SEAL]
                                    -----------------------
                                Name: Steven A. Museles
                                Title: Senior Vice President and General Counsel

                                    EXHIBIT A

                              PLAN SHOWING PREMISES

12TH FLOOR

[GRAPHIC OF FLOOR PLAN]

5c.ale: 1" = 50'-0"

CHASE TOWER
FRIENDSHIP HEIGHTS MD

                                    EXHIBIT B

                            [Intentionally omitted.]

                                    EXHIBIT C

                              RULES AND REGULATIONS

         The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building. Strict adherence to these rules and regulations is necessary to guarantee that every tenant will enjoy a safe and undisturbed occupancy of its premises. Any violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease. The rules and regulations are as follows:

         Tenant shall not obstruct or encumber or use for any purpose other than ingress and egress to and from the Premises any sidewalk, entrance, passage, court, elevator, vestibule, stairway, corridor, hall or other part of the Building not exclusively occupied by Tenant. No bottles, parcels or other articles shall be placed, kept or displayed on window ledges, in windows or in corridors, stairways or other public parts of the Building. Tenant shall not place any showcase, mat or other article outside the Premises.

         1. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants. Tenant shall coordinate in advance with Landlord's property management department all deliveries to the Building so that arrangements can be made to minimize such interference. Tenant shall not permit its employees and invitees to congregate in the elevator lobbies or corridors of the Building. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

         2. Tenant shall not attach, hang or use in connection with any window or door of the Premises any drape, blind, shade or screen, without Landlord's prior written consent. All awnings, drapes projections, curtains, blinds, shades, screens and other fixtures shall be of a quality, type, design and color, and shall be attached in a manner, approved in writing by Landlord. Any Tenant-supplied window treatments shall be installed behind Landlord's standard window treatments so that Landlord's standard window treatments will be what is visible to persons outside the Building. Drapes (whether installed by Landlord or Tenant) which are visible from the exterior of the Building shall be cleaned by Tenant at least once a year, without notice from Landlord, at Tenant's own expense.

         3. Tenant shall not use the water fountains, water and wash closets, and plumbing and other fixtures for any purpose other than those for which they were constructed, and Tenant shall not place any debris, rubbish, rag or other substance therein (including, without limitation, coffee grounds). All damages from misuse of fixtures shall be borne by the tenant causing same.

         4. Tenant shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loudspeaker system or other sound system, in connection with any excessively bright, changing, flashing, flickering or moving light or lighting device, or in connection with any similar device or system, without Landlord's prior written consent. Tenant shall not construct, maintain, use or operate any such device or system outside of its Premises or within such Premises so that the same can be heard or seen from outside the Premises. No flashing, neon or search lights shall be used which can be seen outside the Premises.

         5. Tenant shall not bring any bicycle, vehicle, animal, bird or pet of any kind into the Building, except seeing-eye or hearing-ear dogs for handicapped persons visiting the Premises.

         6. Except as specifically provided to the contrary in the Lease, Tenant shall not cook or permit any cooking on the Premises, except for microwave cooking and use of coffee machines by Tenant's employees for their own consumption. Tenant shall not install any microwave oven or coffee machine in the Premises without Landlord's prior written approval of such equipment and its location within the Premises. Tenant shall not cause or permit any unusual or objectionable odor to be produced upon or emanate from the Premises.

         7. Tenant shall not make any unseemly or disturbing noise or disturb or interfere with occupants of the Building.

         8. Tenant shall not place on any floor a load exceeding the floor load per square foot which such floor was designed to carry. Landlord shall have the right to prescribe the weight, position and manner of installation of safes and other heavy equipment and fixtures. Landlord shall have the right to repair at Tenant's expense any damage to the Premises or the Building caused by Tenant's moving property into or out of the Premises or to require Tenant to do the same. Tenant shall not receive into the Building or carry in the elevators any safes, freight, furniture, equipment or bulky item except as approved by Landlord, and any such furniture, equipment and bulky item shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator at designated times. Tenant shall remove promptly from any sidewalk adjacent to the Building any furniture, furnishing, equipment or other material there delivered or deposited for Tenant.

         9. Tenant shall not place additional locks or bolts of any kind on any of the doors or windows, and shall not make any change in any existing lock or locking mechanism therein, without Landlord's prior written approval. Tenant shall keep doors leading to a corridor or main hall closed at all times except as such doors may be used for ingress or egress and shall lock such doors during all times the Premises are unattended. Tenant shall, upon the termination of its tenancy: (a) restore to Landlord all keys and security cards to stores, offices, storage rooms, toilet rooms, the Building and the Premises which were either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay the replacement cost thereof; and (b) inform Landlord of the combination of any lock, safe and vault in the Premises. At Landlord's request, a charge of three dollars ($3.00) per key shall be paid for all keys in excess of thirty (30) for each public entrance door to the Premises. Tenant's key system shall be consistent with that for the rest of the Building.

         10. Tenant shall not install or operate in the Premises any electrically operated equipment or machinery which would result in Tenant using more electric power than the maximum capacity which is described in Section 14.5 hereof without obtaining the prior written consent of Landlord. Landlord may condition such consent upon Tenant's payment of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment of machinery. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or changes in the use of, the water system, heating system, plumbing system, air-conditioning system, electrical system or life safety system of the Premises or the Building, without obtaining Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. If any machine or equipment of Tenant causes noise or vibration that may be transmitted to such a degree as to be objectionable to Landlord or any tenant in the Building, then Landlord shall have the right to install at Tenant's expense vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord or to require Tenant to do the same.

         11. Landlord reserves the right to exclude from the Building at all times any person who does not properly identify himself to the Building management or attendant on duty. Landlord shall have the right to exclude any undesirable or disorderly persons from the Building at any time. Landlord may require all persons admitted to or leaving the Building to show satisfactory identification and to sign a register.

         12. Tenant shall not permit or encourage any loitering in or about the Premises and shall not use or permit the use of the Premises for lodging, dwelling or sleeping.

         13. Tenant, before closing and leaving the Premises at any time, shall see that all windows are closed and all lights and equipment are turned off, including, without limitation, coffee machines.

         14. Tenant shall not request Landlord's employees to perform any work or do anything outside of such employees' regular duties without Landlord's prior written consent. Tenant's special requirements will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant in accordance with the schedule of charges maintained by Landlord from time to time or as is agreed upon in writing in advance by Landlord and Tenant. Tenant shall not employ any of Landlord's employees for any purpose whatsoever without Landlord's prior written consent.

         15. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards. Tenant shall be responsible for any loss or damage resulting from any deliveries made by or for Tenant.

         16. Tenant shall not install or permit the installation of any wiring for any purpose on the exterior of the Premises.

         17. Tenant acknowledges that it is Landlord's intention that the Building be operated in a manner which is consistent with the highest standards of cleanliness, decency and morals in the community which it serves. Toward that end, Tenant shall not sell, distribute, display or offer for sale any item which, in Landlord's judgment, is inconsistent with the quality of operation of the Building or may tend to impose or detract from the moral character or image of the Building. Tenant shall not use the Premises for any immoral or illegal purpose.

         18. Unless otherwise expressly provided in the Lease, Tenant shall not use, occupy or permit any portion of the Premises to be used or occupied for the storage, manufacture, or sale of liquor.

         19. If Tenant provides any of such services, Tenant shall purchase or contract for waxing, rug shampooing, venetian blind washing, interior glass washing, furniture polishing, janitorial work, removal of any garbage from any dining or eating facility or for towel service in the Premises, only from contractors, companies or persons approved by Landlord.

         20. Tenant shall not remove, alter or replace the ceiling light diffusers, ceiling tiles or air diffusers in any portion of the Premises without the prior written consent of Landlord.

         21. Tenant shall not purchase water, ice, coffee, soft drinks, towels, or other merchandise or services from any company or person whose repeated violation of Building regulations has caused, in Landlord's opinion, a hazard or nuisance to the Building and/or its occupants.

         22. Tenant shall not pay any employee on the Premises except those actually employed therein; nor shall Tenant use the Premises as headquarters for large scale employment of workers for other locations.

         23. Landlord shall have the right, upon written notice to Tenant, to require Tenant to refrain from or discontinue any advertising by Tenant which uses the name or address of the Building, or both, or the name of Landlord, and which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices.

         24. Tenant shall not in any manner deface any part of the Premises or the Building. No stringing of wires, boring or cutting shall be permitted except with Landlord's prior written consent. Any floor covering installed by Tenant shall have an under layer of felt rubber, or similar sound deadening substance, which shall not be affixed to the floor by cement or any other non-soluble adhesive materials.

         25. Should Tenant's use and occupancy of the Premises require the installation of supplemental cooling, and should the Building contain a closed loop, Tenant agrees that its supplemental cooling requirements will be serviced by tapping into the Building's closed loop. Tenant shall be responsible for the cost of connecting into the loop and agrees to pay to Landlord as additional rent the monthly tap fee in accordance with Landlord's then-current rate schedule. Should the Building not contain a closed loop, Tenant agrees to be responsible for fees associated with placing equipment on the roof of the Building.

         26. Each Tenant shall handle its newspapers and "OFFICE PAPER" in the manner required by Law and shall conform with any recycling plan instituted by Landlord.

         27. Except as provided in the Lease, Tenant shall not bring or keep, or permit to be brought or kept, in the Building any weapon or flammable, combustible or explosive fluid, chemical or substance.

         28. Tenant shall comply with all workplace smoking Laws. There shall be no smoking in the Premises nor in any bathrooms, elevator lobbies, elevators, or other common areas.

         29. Landlord may, upon request of Tenant, waive Tenant's compliance with any of the rules, provided that (a) no waiver shall be effective unless signed by Landlord, (b) no waiver shall relieve Tenant from the obligation to comply with such rule in the future unless otherwise agreed in writing by Landlord, (c) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, and
(d) no waiver shall relieve Tenant from any liability for any loss or damage resulting from Tenant's failure to comply with any rule.

         The following rules shall be applicable to retail tenants only:

         Tenant shall replace promptly any cracked or broken glass in the Premises (including without limitation all windows, display cases, countertops and doors) with glass of like color, kind and quality.

         1. Tenant shall not operate its business in a manner which is commonly known as a "DISCOUNT HOUSE", "WHOLESALE HOUSE", "CUT-RATE STORE", OR "OUTLET STORE", and shall not conduct any "FIRE SALE," "GOING OUT OF BUSINESS SALE," "BANKRUPTCY SALE" or auction within the Premises.

         2. Tenant shall not receive or ship articles of any kind outside the designated loading area for the Premises or other than during the designated loading times.

         3. Tenant shall keep any garbage, trash, rubbish or other refuse in rat-proof containers within the interior of the Premises; deposit daily such garbage, trash, rubbish and refuse in receptacles designated by Landlord; and enclose and/or shield such receptacles in a manner approved by Landlord.

         4. Tenant shall not sell, display or offer for sale any roach clip, water pipe, bong, coke spoon, cigarette papers, hypodermic syringe or other paraphernalia which in Landlord's opinion are commonly used in connection with illegal drugs, or any pornographic, lewd, suggestive or "ADULT" newspaper, book, magazine, film, picture or merchandise of any kind.

         5. Tenant shall not install burglar bars in or to the Premises without Landlord's prior approval and if requested to do so by Landlord, install a locking system compatible with the locking system being used by Landlord at the Building.

                                    EXHIBIT D

                CERTIFICATE AFFIRMING THE LEASE COMMENCEMENT DATE

         This Certificate is being provided pursuant to that certain Office Lease Agreement dated as of December 8, 2000 (the "LEASE"), by and between CHASE TOWER ASSOCIATES, L.L.C., a Delaware limited liability company ("LANDLORD") and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("TENANT"). The parties to the Lease desire to confirm the following:

        The Lease Commencement Date is 11/09/01.

        The initial term of the Lease shall expire on 12/31/2011.

         The date by which Tenant must give Landlord written notice of Tenant's election to exercise its renewal option pursuant to Section 3.5(a) of the Lease is 3/31/11,and the Fifteen Month Threshold Date described in Section 3.5(a) of the Lease is 3/31/10.

         Attached to this Certificate is evidence of payment of premiums for all insurance required pursuant to the Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate under seal on __________________,_________.

WITNESS:                  LANDLORD:

                          CHASE TOWER ASSOCIATES, L.L.C., a Delaware limited liability company

                          By: CHASE TOWER INVESTORS, L.L.C., a Delaware limited
                              liability company

                              By: JBG/BANNOCKBURN PARTNERS, L.L.C., a Delaware
                                  limited liability company, its Managing Member

                                  By:_________________________[SEAL]
                                  Name:_____________________________
                                  Title:____________________________

WITNESS:                  TENANT:

                          CAPITALSOURCE FINANCE LLC, a Delaware limited liability company

                          By:_________________________________[SEAL]
                          Name:_______________________________
                          Title:______________________________

                                    EXHIBIT E

                          DESCRIPTION OF BASE BUILDING

                                    EXHIBIT E

OFFICE SHELL DEFINITION

Structure                           Concrete frame with deck, 80 lbs/sq. ft.
                                    live load capacity. 20 lbs/ sq. ft.
                                    partition load.

Exterior Architectural precast concrete and stone with low-E insulated windows and curtainwall

Column Spacing                      Varies 30 feet x 30 feet typical

Roof Modified bituminous roofing with a 20-year warranty.

Floor to Floor                      11.5 feet typical

Finished Ceiling Height             9 feet on typical office floors

HVAC System                         The HVAC system will be floor by floor,
                                    water cooled, self contained, variable air volume (VAV), air conditioning units. System allows for independent operation on each floor. Typical office area HVAC units will be sized for 250 sq. ft. per ton. VAV boxes will be provided at a ratio of 1 per 950 rentable square feet. Additional VAV boxes to meet tenant requirements, diffusers, and flex duct will be part of the tenant improvement allowance.

                                    Building HVAC design criteria shall be:

                                    Heating: Maintain tenant area space
                                    temperature at 70 degrees F DB +/- 2
                                    degrees, when outdoor temperature is 10
                                    degrees F DB. Indoor relative humidity is expected to be approximately 25% +/5%.

                                    Cooling: Maintain tenant area space
                                    temperature at 75 degrees F DB +/-2 degrees, indoor relative humidity 50%, when outdoor temperature is 95 degrees F DB and 79 degrees WB (ASHRAE 1%).

                                    Fresh air will be provided to each
                                    mechanical room via medium pressure ducted risers and VAV valves at the rate of 20 CFM per person consistent with current ASHRAE Guidelines.

                                    A roof mounted cooling tower will provide condenser water to risers with valved taps at each floor for future tenant 24 hr./7day supplemental units. There will be approximately 100 tons of capacity dedicated to all office tenant prospective needs. The condenser water will be metered for each tenant.

Electrical System                   Three (3) electrical service entrances with
                                    utility company transformers located in
                                    vaults on exterior of building will supply three phase, four-wire 480/277 -volt service. Typical building electrical distribution system will include plug in bus duct risers (2 per floor); double section high and low voltage panels and K-13 rated transformers. Power available for tenant use will be 6.0 watts/sq. ft. low voltage and
                                    3.5 watts/sq. ft. high voltage for lighting.
                                    Power systems/capacities will be upgradeable for tenant flexibility.

                                    Space will be allotted within the first
                                    level of the parking garage below grade for a future tenant generator.

Life Safety                         Fire standpipe and base building fire alarm
                                    system will be installed per high rise
                                    building code. Upturned sprinkler heads will be provided in accordance with NFPA 13 at a spacing of one head per 225 sq. ft. The base system will be sized to support a sprinkler head density of 125 sq. ft. per head. Fire
                                    Alarm system will be a fully supervised, non-coded, addressable analog initiating, voice alarm system conforming to ADA and BOCA high rise codes. An emergency generator will be provided for elevator recall, fire pump, stair pressurization, emergency lighting, fire alarm, and other life safety systems.

Wet Columns                         Two wet columns are provided per floor for
                                    use by Tenant. Each wet column consists of sanitary, plumbing vent and domestic water supply.

Window Coverings                    One inch aluminum, white slat venetian
                                    blinds.

Energy Management                   An automated, direct digital control energy
                                    management system will be installed under base building.

Elevators                           Five traction passenger elevators, 400 feet
                                    per minute, with 4,000 lb. capacity. One of these is a dual use passenger/service elevator with a rear door opening to a service corridor on the 1st floor.

Security System                     Perimeter, elevators, and garage.

Rest Rooms                          One set of women's and men's restrooms will
                                    be fully finished on each floor with base building.

Typical Floor Lobbies               Typical floor lobby finishes and finishes to
                                    corridors connecting stairs will be included in tenant allowance.

Fiber Optics                        Telephone and fiber optics sources will be
                                    available via trunk lutes located adjacent to the property. Vertical riser sleeves are provided at each floor telephone closet to accommodate future T-1 lines for connection to the Internet.

                                    EXHIBIT F

                               BASE RENT SCHEDULE

                               Base Rent
Lease                       Per Square Foot               Base Rent             Base Rent
Year                           Per Annum                  Per Annum             Per Month
 1                            $38.50                     $646,761.50            $53,896.79
 2                            $39.66                     $666,248.34            $55,520.70
 3                            $40.85                     $686,239.15            $57,186.60
 4                            $42.08                     $706,901.92            $58,908.49
 5                            $43.34                     $728,068.66            $60,672.39
 6                            $45.34                     $761,666.66            $63,472.22
 7                            $46.70                     $784,513.30            $65,376.11
 8                            $48.10                     $808,031.90            $67,335.99
 9                            $49.54                     $832,222.46            $69,351.87
10                            $51.03                     $857,252.97            $71,437.75

                     TENANT IMPROVEMENTS REIMBURSEMENT RENT

                            Tenant Improvements
                             Reimbursement Rent         Tenant Improvements      Tenant Improvements
Lease                         Rent Per Square          Reimbursement Rent        Reimbursement Rent
 Year                         Foot Per Annum                Per Annum                 Per Month
 ----                        --------------                 ---------                 ---------
 1                                 $1.59                     $26,240.00             $    2,220.00
 2                                 $1.59                     $26,240.00             $    2,220.00
 3                                 $1.59                     $26,240.00             $    2,220.00
 4                                 $1.59                     $26,240.00             $    2,220.00
 5                                 $1.59                     $26,240.00             $    2,220.00
 6                                 $1.59                     $26,240.00             $    2,220.00
 7                                 $1.59                     $26,240.00             $    2,220.00
 8                                 $1.59                     $26,240.00             $    2,220.00
 9                                 $1.59                     $26,240.00             $    2,220.00
10                                 $1.59                     $26,240.00             $    2,220.00

                                    EXHIBIT G

                             CLEANING SPECIFICATIONS

LAVATORIES:

         Lavatories - Daily:

         Wash:

                           a.       Shelves
                           b.       Brightwork (Handles, Piping, Hinges)
                           c.       Sinks
                           d.       Urinals
                           e.       Toilets
                           f.       Floors
                           g.       Tile Walls - Spot Clean
                           h.       Partitions and Legs
                           i.       Vents
                           j.       Receptacles
                           k.       Mirrors

                  Stock with supplies furnished by contractor:

                           a.       Handsoap
                           b.       Towels
                           c.       Tissue
                           d.       Sanitary Napkins
                           e.       Seat Covers

                 Polish to remove water spots:

                           a.       Brightwork
                           b.       Mirrors
                           c.       Shelves
                           d.       Partitions

LAVATORIES - SPECIAL INSTRUCTIONS

Tile Floors

Tile floors will be mopped daily using a germicidal detergent. Any stained areas will be machine scrubbed daily as required to maintain a uniform appearance. Floors will be stripped and waxed as needed.

Tile Walls

Tile walls will be spot cleaned with disinfectant. Walls will be completely cleaned monthly or as needed.

Partitions

Partitions will be entirely wiped clean daily. Supporting legs will be cleaned monthly or as needed.

Trash Receptacles

Trash will be removed daily. Plastic liners will be provided and changed daily in all types of receptacles.

Hand Soap Dispensers

Hand soap dispensers will be checked daily for adequate supply levels and will be filled as necessary.

Paper Supplies

All paper dispensers will be filled completely each night. In some areas, it may be necessary to place extra rolls of wrapped paper so that no shortages occur.

High Dusting

All high fixtures and lights will be dusted as needed.

Carpeted Floors

All carpeted bathroom areas will be vacuumed daily and shampooed as needed.

OFFICES, HALLWAYS, AND PUBLIC AREAS:

Waste Baskets - Daily

Waste baskets to be emptied daily. Plastic liners to be provided to tenant waste baskets and changed as needed. Only remove trash in waste can or clearly marked "trash".

Ashtrays - Daily

Ashtrays to be emptied and wiped clean daily. Sand levels will be maintained in cigarette urns.

Dusting - Daily

All furniture and flat surfaces will be dusted daily with a treated cloth. Desks and tables not cleared of paper and work materials will only be dusted where desk is exposed. Papers are not to be moved. Telephones, glass desk tops and tables will be damp wiped.

Spot Cleaning - Daily

All hand prints and spots will be removed from doors and light switches. Woodwork and interior glass will be spot cleaned as needed.

Vacuuming - Daily/Weekly

All rugs and carpets will be vacuumed daily in all traffic areas. Hard-to-reach spots, such as comers, under desks and chairs, behind plants, etc., shall be vacuumed weekly with accessory tools, with light furniture moved to accomplish cleaning.

Carpet Spot Cleaning - Daily

An effort will be made to remove carpet spots and stains.

Tile Floors - Daily

All tile floors will be dusted daily and mopped as needed. Extreme care shall be exercised in all mopping so as to avoid splashing walls, furniture, or carpet. All tile floors will be buffed as required to maintain a lustrous finish.

Water Coolers - Daily

Water coolers shall be cleaned and polished.

Main Lobby and Corridor Floors

Mop floors daily and buff as required to maintain a lustrous finish.

Elevators - Daily

Interior surfaces and all doors to be spot cleaned for fingerprints.

Entrance Door Glass - Daily

All entrance door glass shall be spot cleaned.

Stairways and Landings - Weekly

Spot cleaning of walls and doors will be done weekly. Handrails, ledges, fire points, and miscellaneous hardware will be cleaned weekly. Day porter will be responsible for sweeping and mopping stairwells and landings weekly.

Elevators - Monthly

Carpets will be shampooed as needed.

Glass Partitions and Doors - Monthly

All glass partitions and doors will be cleaned with ammonia using a squeegee, clean rag, or paper towels.

Air Conditioning Grills - Monthly

All areas around air conditioning and return air grills will be cleaned once each month or more often, if necessary. Care will be taken so as to prevent dirt from falling on floor or other surfaces.

Tile Floors - Monthly

Machine stripping and/or scrubbing shall be accomplished as needed to remove dirt-embedded finishes, stains, spillage and wax buildup. New wax and sealer, if required, will then be applied.

Venetian Blinds - Monthly

All venetian blinds will be dusted and/or damp wiped as needed.

Entrance Mats - Monthly

Entrance mats will be shampooed as needed.

High Dusting - Quarterly

Pipes, ledges, ceilings, sprinklers, moldings, picture frames, etc., will be dusted every three months or more frequently if necessary.

Lavatories - Quarterly

Strip and wax tile floors completely.

Carpet "Shampooing" - Annually

All carpeted public areas to be "shampooed."

Special Floor Coverings - As Necessary

Parquet, quarry, ceramic, raised computer floors, and other special floor coverings will be treated with appropriate methods and materials.

Walls, Woodwork and Partitions - As Necessary

All walls and ceilings will be brushed down as necessary with approved wall duster or a vacuum cleaner.

                                    EXHIBIT H

[This instrument was prepared by _________________________________________ whose address is ____________________________________.]

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

         THIS AGREEMENT, made as of this _________day of ______________ , ______
between ____ ____________________________________, a ___________________
corporation (hereinafter referred to as "Lessee") and WACHOVIA BANK, N.A. (hereinafter referred to as "Lender").

RECITALS:

                  1. Lender is now the owner and holder of a first [Deed of Trust] [Mortgage] [Deed to Secure Debt], dated ___________ , in the principal amount of __________________________________________________________________AND
NO/100 DOLLARS ($ ____________) (hereinafter referred to as the "Security Instrument") on the real estate more particularly described in the Security Instrument. The Security Instrument is recorded in the official real estate records of Montgomery County,.

                  2. Lessee is the holder of a lease (hereinafter referred to as the "Lease"), dated ___________between ___________________________________
________________(hereinafter referred to as "Lessor"), as Lessor, and __________
____________ as Lessee, the demising for a term of years certain premises described as: _________________________________________________(the "Premises").

                  3. Lessee and Lender desire to confirm their understanding with respect to the Lease and the Security Instrument;

                  NOW, THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Lessee hereby agree and covenant as follows:

                  FIRST: The Lease shall be subject and subordinate to the Security Instrument and to all renewals, modifications or extensions thereof.

                  SECOND: So long as Lessee is not in default (beyond any period given Lessee to cure such default) in the payment of rent or additional rent or in the performance of any of the terms, covenants or conditions of the Lease on Lessee's part to be performed, Lessee's possession of the premises described in the Lease and Lessee's rights and privileges under the Lease, or any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, shall not be diminished or interfered with by Lender and Lessee's occupancy of said premises shall not be disturbed by Lender for any reason whatsoever during the term of the lease or any extensions or renewals thereof.

                  THIRD: If the interests of Lessor shall be transferred to and owned by Lender by reason of foreclosure or other proceedings brought by it or by any other manner, and Lender succeeds to the interest of the Lessor under the Lease, Lessee shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option thereof in the Lease, with the same force and effect as if Lender were the Lessor under the Lease, and Lessee does hereby attorn to Lender as its Lessor, said attornment to be effective and self-operative without the execution of any further instruments on the part of either of the parties hereto immediately upon Lender succeeding to the interest of the Lessor under the Lease; provided, however, that Lessee shall be under no obligation to pay rent to Lender, as Lessor, pursuant to this Agreement until Lessee receives written notice from Lender that it has succeeded to the interest of Lessor under the Lease. The respective rights and obligations of Lessee and Lender upon said attornment, to the extent of the then remaining balance of the term of the Lease and any such extensions and renewals, shall be and are the same as now set forth therein; it being the intention of the parties hereto for this purpose to incorporate the Lease in this Agreement by reference with the same force and effect as if set forth at length herein.

                  FOURTH: Lessee certifies that (a) the Lease is presently in full force and effect; (b) no rent under the Lease has been paid more than thirty (30) days in advance of its due date, except ; ___________(c) that Lessee, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other amounts due or to become due thereunder, except ; __________(d) the Lessee is the owner of the "Tenant's" or "Lessee's" interest in the Lease and has not transferred or assigned the Lease or sublet the Premises demised thereby; (e) to the best knowledge of the Lessee, neither the Lessee nor the Lessor is in any way in default under the Lease; (f) the Lessee has accepted and now occupies the Premises, and is and has been open for business since ; ____________(g) the lease term began _____________and the rent for said Premises has been paid to and including ; ________________
(h) the fixed minimum annual rent being paid is $ _____________; and (i) no actions, whether voluntary or otherwise, are pending against the Lessee under the bankruptcy or insolvency laws of the United States or any state thereof.

[DRAFTING NOTE: ITEMS (f), (g) AND (h) ABOVE WILL NOT BE APPLICABLE FOR CONSTRUCTION LOANS AND CAN BE DELETED.]

                  FIFTH: If Lender shall succeed to the interest of Lessor under the Lease, Lender shall be bound to Lessee under all terms, covenants and conditions of the Lease, and Lessee shall, from and after Lender's succession to the interest of Lessor under the Lease, have the same remedies against Lender for the breach of an agreement contained in the Lease that Lessee might have had under the Lease against Lessor if Lender had not succeeded to the interest of Lessor; provided further, however, that Lender shall not be:

                  (a) liable for any act or omission of any prior landlord (including the Lessor), except to the extent that such act or omission constitutes a default under the Lease that is continuing after Lender takes title to and possession of the Property, and provided Lender received prior written notice of such act or omission as required under this Agreement and was afforded the right to cure in accordance with this Agreement; or

                  (b) subject to any offsets or defenses which the Lessee might have against any prior landlord (including the Lessor); or

                  (c) liable for the return of any security deposits not delivered to Lender; or

                  (d) bound by any rent or additional rent which Lessee might have paid for more than the current month to any prior landlord (including Lessor) for more than one (1) month in advance of its due date; or

                  (e) bound by any amendment or modification of the Lease made without Lender's consent; or

                  (f) except for the obligation to pay the Tenant Allowance to Tenant upon the terms and conditions set forth in the Lease obligated to construct or finish the construction or to renovate or finish the renovation of the premises described in the Lease, unless it expressly assumes such obligation after it succeeds to the interest of the Lessor under the Lease.

                  SIXTH: The Lease now is, and shall at all times continue to be, subject and subordinate in each and every respect, to the Security Instrument and to any and all renewals, modifications and extensions thereof, but any and all such renewals, modifications and extensions shall nevertheless be subject to and entitled to the benefits of the terms of this Agreement.

                  SEVENTH: Lessee will notify Lender, by registered or certified mail, return receipt requested, of any default of Lessor which would entitle Lessee to cancel the Lease or abate the rent payable thereunder, and agrees that notwithstanding any provision of the Lease, no notice of cancellation thereof, nor any abatement shall be effective unless Lender has received the notice aforesaid and has failed within 30 days of the date thereof to cure or if the default cannot be cured within 30 days has failed to commence and to diligently prosecute the cure of Lessor's default which gave rise to such right of cancellation or abatement. The address of the Lender is ________________________ ____________________________________________________________________,Attention:
__________________.

                  EIGHTH: This Agreement and the Lease may not be modified except by an agreement in writing signed by the parties hereto.

                  NINTH: This Agreement may be recorded by either party at the cost of the recording party.

                  IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed under seal as of the day and year first above written.

                                                 LENDER:

                                                 [Insert Wachovia's signature
                                                 and notary or witness from the
                                                 signature/notary form for the
                                                 applicable state.]

                                                 LESSEE:

                                                 [Insert the appropriate
                                                 signature and notary or witness
                                                 for the lessee from the
                                                 signature/notary form for the
                                                 applicable state.]

                                    EXHIBIT I

                           TENANT ESTOPPEL CERTIFICATE

         Reference is made to that certain Lease dated __________ , __________ (the "Lease") entered into between______, as "Landlord" therein (the "Landlord") and the undersigned, as "Tenant" therein, demising for a term of years certain premises described as: _________________________________________________________
________________________________________________________________________________
____________________________________(the "Premises").

         The undersigned certifies to WACHOVIA BANK, N.A. (the "Lender") as follows:

         1. The undersigned is the owner of the "Tenant's" or "Lessee's" interest in the Lease and has not transferred or assigned the Lease or sublet the Premises demised thereby.

         2.       The Lease is presently in full force and effect.

         3. To the best knowledge of the undersigned, neither party to the Lease is in any way in default thereunder.

         4.       No advance rent under the Lease has been paid more than one
(1) mouth in advance of its due date, except ________________.

         5. The undersigned, as of this date, has no charge, lien, or claim of offset under the Lease or otherwise, against rents or other charges due or to become due thereunder, except

         6. The undersigned has accepted and now occupies the Premises, and is and has been open for business since ________________. The lease term began ____________________________and the rent for said Premises has been paid to and including ________________________ . The fixed minimum annual rent being paid is $ _________________ .

         7. No actions, whether voluntary or otherwise, are pending against the undersigned under the bankruptcy or insolvency laws of the United States or any state thereof.

         The undersigned further agrees with the Lender, its successors and assigns, that it has not heretofore and will not, from and after the date hereof, without the prior written consent of the Lender, pay any rent under the Lease more than one (1) month in advance of its due date or surrender or consent to the modification of any of the terms of the Lease or to the termination thereof by Landlord.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed this day of ____________, _______.

                                                       _________________________
                                                       (Name of Tenant)

                                                       By: _____________________

                                                       Title: __________________

                                                       _________________________
                                                       (Name of Tenant)

                    FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

         THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT ("First Amendment") is made this 10th day of May, 2002, by and between CHASE TOWER ASSOCIATES, L.L.C., a Delaware limited liability company ("Landlord"), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, by that certain Office Lease Agreement dated December 8, 2000 (the "Lease"), Landlord leased to Tenant, and Tenant leased from Landlord, approximately 16,799 square feet of rentable area on the twelfth (12th) floor, known as Suite 1200 (the "Original Premises"), in the building located at 4445 Willard Avenue, Chevy Chase, Maryland (the "Building"), upon the terms and conditions set forth in the Lease;

         WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, an additional 7,463 rentable square feet of space located on the eleventh (11th) floor of the Building and known as Suite 1130 (the "Expansion Space"), and the parties desire to extend the term of the Lease with respect to the Original Premises upon the terms and conditions hereinafter set forth;

         WHEREAS, the Original Premises and the Expansion Space are hereinafter collectively referred to as the "Premises"; and

         WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their understanding and agreement with regard to the lease of such additional space, and to otherwise amend the Lease, as more particularly set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

         1. Any capitalized terms used in this First Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

         2. The Term of the Lease is hereby extended for the period (such period being hereinafter referred to as the "Extension Period") commencing on November 1, 2011 (the "Extension Period Commencement Date") and continuing through and including August 14, 2012 (the "Extension Period Expiration Date"), as hereinafter defined, unless earlier terminated pursuant to the provisions of the Lease as modified by the provisions of this First Amendment, or pursuant to law.

         3. The definition of "Premises" in Section 1.2 of the Lease is hereby amended with respect to all periods beginning on and after the Expansion Space Commencement Date (as hereinafter defined) by inserting the following language at the end thereof:

                  "Notwithstanding the foregoing, commencing on the Expansion Space Commencement Date, as hereinafter defined, the Expansion Space shall be deemed a part of the Premises, and thereafter the Premises shall consist of approximately 24,262 square feet of rentable space."

         4. The definition of "Operating Charges Base Year" in Section 1.7 of the Lease is hereby amended by inserting the following language at the end thereof:

                  "Notwithstanding the foregoing, commencing on the Expansion Space Commencement Date, as hereinafter defined, the Operating Charges Base Year shall be Calendar year 2003."

         5. The definition of "Real Estate Taxes Base Year" in Section 1.8 of the Lease is hereby amended by inserting the following language at the end thereof:

                  "Notwithstanding the foregoing, commencing on the Expansion Space Commencement Date, as hereinafter defined, the Real Estate Taxes Base Year shall be Calendar year 2003."

         6. The definition of "Parking Permits" in Section 1.17 of the Lease is hereby amended with respect to all periods beginning on and after the Expansion Space Commencement Date (as hereinafter defined) by inserting the following language at the end thereof:

                  "Notwithstanding the foregoing, commencing on the Expansion Space Commencement Date, as hereinafter defined, Tenant shall have the right to use forty-three (43) Parking Permits as provided in Article XXIV of this Lease."

         7. As if the Expansion Space Commencement Date, as hereinafter defined, "Premises" as used in Article V of the Lease (captioned "Increase in Operating Expenses and Real Estate Taxes") shall mean the Original Premises and the Expansion Space. Article V of the Lease is hereby amended as follows:

         (i)      Section 5.2 is amended by deleting therefrom the language:
"Commencing on the first anniversary of the Lease Commencement Date" and inserting in lieu thereof the language:

"Commencing on the first anniversary of the Expansion Space Commencement Date".

         (ii) Section 5.2(b) is hereby amended by deleting all of the language therefrom and inserting in lieu thereof the following language:

                  "(b) If the average occupancy rate for the Building during any calendar year (including the Operating Charges Base Year and the Real Estate Taxes Base Year) is less than one hundred percent (100%) or, solely with respect to Operating Expenses, if any tenant is separately paying for (or does not require) electricity or janitorial services to be furnished to its premises, then (i) Operating Expenses for such year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such year if such average occupancy rate had been one hundred percent (100%) and if Landlord paid for electricity and janitorial services furnished to such premises, and (ii) Real Estate Taxes for such year shall be deemed to include all additional Real Estate Taxes, as reasonably estimated by Landlord, which would have been incurred during such year if such average occupancy rate had been one hundred percent (100%). In no event shall the provisions of this paragraph be used to enable Landlord to collect from the tenants of the Building more than one hundred percent (100%) of the costs and expenses incurred by Landlord in owning, managing, maintaining, repairing, operating and cleaning the Building and the Land or more than one hundred percent (100%) of the Real Estate Taxes."

         (iii) Section 5.3 is amended by deleting therefrom the language "Commencing on the first anniversary of the Lease Commencement Date" and inserting in lieu thereof the following language:

                  "Commencing on the first anniversary of the Expansion Space Commencement Date".

         8. Tenant's payment of Tenant Improvements Reimbursement Rent shall continue pursuant to the provisions of Section 5.4 of the Lease and shall not be affected by the Extension Period or this First Amendment.

         9. Notwithstanding anything to the contrary contained in the Lease, commencing on the Expansion Space Commencement Date, as hereinafter defined, and continuing through the Extension Period, Tenant shall pay Amended Space Base Rent for the Premises (comprising both the Original Premises and the Expansion Space) in the following amounts:

Amended Space              Base Rent
   Lease                Per Square Foot        Base Rent             Base Rent
   Year                    Per Annum           Per Annum             Per Month
   ----                    ---------           ---------             ---------
 1                         $   38.50            $ 934,087.00        $ 77,840.58
 2                         $   39.66            $ 962,230.92        $ 80,185.91
 3                         $   40.85            $ 991,102.70        $ 82,591.89
 4                         $   42.08           $1,020,944.96        $ 85,078.75
 5                         $   43.34           $1,051,515.08        $ 87,626.26
 6                         $   45.34           $1,100,039.08        $ 91,669.92
 7                         $   46.70           $1,133,035.40        $ 94,419.62
 8                         $   48.10           $1,167,002.20        $ 97,250.18
 9                         $   49.54           $1,201,939.48        $100,161.62
10                         $   51.03           $1,238,089.86        $103,174.16

         As of the Expansion Space Commencement Date, an "Amended Space Lease Year" shall mean that period of twelve (12) consecutive calendar months that commences on the first day of the month in which the Expansion Space Commencement Date occurs and each consecutive twelve (12) month period thereafter. The earliest such twelve (12) month period shall be referred to as "Amended Space Lease Year 1", and each of the following Amended Space Lease Years shall be similarly numbered for identification purposes. The Amended Space Base Rent shall be payable at the times and in the manner set forth in this Lease for the payment of Base Rent. The rent schedule set forth on Exhibit F to the Lease (captioned "Base Rent Schedule") shall be of no further force and effect with respect to all periods beginning on and after the Expansion Space Commencement Date (as hereinafter defined).

         10. Notwithstanding the foregoing, Tenant covenants and agrees to pay to Landlord Base Rent for the Original Premises at the same rate per rentable square foot as is payable under the Original Lease for the period commencing on the date of this First Amendment through and including August 14, 2002.

         11. The Lease is hereby amended by adding thereto a new Article XXVII, to read as follows:

                                 "ARTICLE XXVII
                                 EXPANSION SPACE

                  27.1. Term. Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, approximately 7,463 square feet of rentable floor area (the `Expansion Space') located on the eleventh
         (11th) floor of the Building, which Expansion Space is hereby agreed to be that certain space which is shown on Exhibit J attached hereto and made a part hereof and known as Suite 1130, for a term (the `Expansion Space Term') commencing on August 15, 2002 (the `Expansion Space Commencement Date') and continuing through and including the Extension Period Expiration Date, unless earlier terminated pursuant to the provisions of this Lease.

                  27.2. Expansion Space Tenant's Work. Landlord shall deliver the Expansion Space to Tenant in Shell Condition, as defined in Exhibit K attached hereto and made a part hereof, following the day on which Landlord executes that certain First Amendment to Office Lease Agreement (the `First Amendment') after the execution thereof by Tenant. Landlord is under no obligation to make any other improvements to the Original Premises or the Expansion Space. Notwithstanding the foregoing, Landlord shall make available for the performance of Expansion Space Tenant's Work (as hereinafter defined) an allowance (the `Expansion Space Tenant Allowance') in an amount equal to the product of (a) Thirty-Five Dollars ($35.00) multiplied by (b) the number of square feet of rentable area comprising the Expansion Space. Landlord shall pay the Expansion Space Tenant Allowance to Tenant following Tenant's completion of Expansion Space Tenant's Work (as hereinafter defined) and upon the terms and conditions set forth in
         Section 9.1 of the Lease with respect to the Tenant Allowance for Tenant's Work with respect to the Original Premises, except that there shall be no Tenant Loan with respect to any such Expansion Space Tenant's Work.

                  Tenant shall improve the Expansion Space in accordance with plans and specifications for improvements to the Expansion Space (the `Expansion Space Tenant's Plans'), which shall be subject to Landlord's prior written approval (the work set forth in the Expansion Space Tenant's Plans being hereinafter referred to as `Expansion Space Tenant's Work'), which approval shall be upon the same terms and conditions as are set forth in Section 9.1 of the Lease with respect to Tenant's Work with respect to the Original Premises.

                  Landlord and Tenant acknowledge that the Expansion Space Tenant's Work may include the construction of an internal stairwell (the `Internal Stairwell'), which Internal Stairwell will connect the Original Premises and the Expansion Space, and Tenant acknowledges and agrees that Tenant shall, at its sole cost and expense, remove such Internal Stairwell and restore all portions of both the twelfth (12th) and eleventh (11th) floors of the Building which are affected by the construction or the removal of the Internal Stairwell.

                  Notwithstanding the foregoing, and provided that any use by Tenant of the Existing Stairs (as hereinafter defined) shall be in compliance with all applicable Laws, Tenant may elect to use the Building's existing stairs (the `Existing Stairs') between the eleventh

         (11th) and twelfth (12th) floors of the Building if and to the extent permitted by applicable Laws, and may make such alterations to said Existing Stairs (including, but not limited to, the stairwell and the access doors) as are required by all applicable Laws, subject to Landlord's prior written approval thereof pursuant to Article IX of this Lease.

                  The provisions of Section 9.1 of the Lease with respect to Tenant's Work shall also govern (including, but not limited to, Landlord's approval of subcontractors and contractors) the performance of Expansion Space Tenant's Work."

         12. Simultaneously with Tenant's execution of this First Amendment, Tenant shall deposit with Landlord an additional security deposit in the amount of Twenty-Three Thousand Nine Hundred Forty-Three and 79/100 Dollars ($23,943.79), which shall be treated as part of the Security Deposit under
Article XI of the Lease (captioned "Security Deposit") for all purposes.

         13. If requested by Landlord at any time during the Term, Tenant shall promptly execute a declaration in the form attached hereto as Exhibit D-1.

         14. The Lease is further amended by inserting therein Exhibits D-1, J and K attached hereto, which Exhibits D-1, J and K are hereby incorporated into the Lease by reference.

         15. Landlord and Tenant represent and warrant to each other that the person signing this First Amendment on its behalf has the requisite authority and power to execute this First Amendment and to thereby bind the party on whose behalf it is being signed.

         16. Landlord and Tenant represent and warrant to each other that, except as hereinafter provided, neither of them has employed any broker in procuring or carrying on any negotiations relating to this First Amendment.

Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty by the indemnifying party. Landlord recognizes only The Meyer Group, as Tenant's agent, as broker with respect to this First Amendment and agrees to be responsible for the payment of a commission to said broker pursuant to a separate agreement with said broker.

         17. Except as expressly amended and modified herein, all terms, conditions and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this First Amendment, the terms and conditions of this First Amendment shall govern and control.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment to Office Lease Agreement as of the day and year first hereinabove written.

                                        LANDLORD

WITNESS:                                CHASE TOWER ASSOCIATES, L.L.C., a
                                        Delaware limited liability company

                                        By: CHASE TOWER INVESTORS, L.L.C.,
                                            a Delaware limited liability company

                                        By: JBG/BANNOCKBURN PARTNERS, L.L.C.,
                                            a Delaware limited liability
                                            company, its Managing Member

                                            By: /s/ Benjamin Jacobs [SEAL]
                                                --------------------
                                            Name: Benjamin Jacobs
                                            Title: Managing Member

                                        TENANT

ATTEST:                                 CAPITALSOURCE FINANCE LLC, a
                                        Delaware liability company

By: /s/ Kathleen M. Miko                By: /s/ John K. Delaney        [SEAL]
    -----------------------                 ---------------------------
Name: Kathleen M. Miko                  Name: John K. Delaney
Its: Vice President and                 Its: Chief Executive Officer
     Deputy General Counsel

                                   EXHIBIT D-1

                       DECLARATION BY LANDLORD AND TENANT
                    AS TO DATE OF DELIVERY AND ACCEPTANCE OF
              POSSESSION, EXPANSION SPACE COMMENCEMENT, DATE, ETC.

         This Certificate is being provided pursuant to that certain First Amendment to Office Lease Agreement dated as of _________________, _________ (the "First Amendment"), by and between CHASE TOWER ASSOCIATES, L.L.C., a Delaware limited liability company ("Landlord") and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("Tenant"). The parties to the Lease desire to confirm the following:

         The Expansion Space Commencement Date is August 15, 2002.

         The term of the Extension Period shall expire on August 14, 2012.

         The date by which Tenant must give Landlord written notice of Tenant's election to exercise its renewal option pursuant to Section 3.5(a) of the Lease is___________________, and the Fifteen Month Threshold Date described in Section 3.5(a) of the Lease is _____________.

         Attached to this Certificate is evidence of payment of premiums for all insurance required pursuant to the Lease.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate under seal on _____________________, ____________________________________.

                                          LANDLORD

WITNESS:                                  CHASE TOWER ASSOCIATES, L.L.C., a
                                          Delaware limited liability company

                                          By:  CHASE TOWER INVESTORS,
                                               L.L.C., a Delaware limited
                                               liability company

                                               By: JBG/BANNOCKBURN PARTNERS,
                                                   L.L.C., a Delaware limited
                                                   liability company, its
                                                   Managing Member

                                                   By: _________________________
                                                   Name: _______________________
                                                   Its: ________________________

                                     D-1-1

                                               TENANT

ATTEST:                                        CAPITALSOURCE FINANCE LLC, a
                                               Delaware liability company

By: ________________________________________         By: _______________ [SEAL]
Name: ______________________________________         Name: _____________________
Its: _______________________________________         Its: ______________________

                                     D-1-2

                                    EXHIBIT J

                          PLAN SHOWING EXPANSION SPACE

                                    EXHIBIT J

[GRAPHIC OF FLOOR PLAN]

                                    EXHIBIT K

                                 SHELL CONDITION

Structure                           Concrete frame with deck, 80 lbs/ sq. ft.
                                    live load capacity. 20 lbs/sq. ft.
                                    partition load.

Exterior Architectural precast concrete and stone with low-E insulated windows and curtainwall.

Column Spacing                      Varies 30 feet x 30 feet typical

Roof Modified bituminous roofing with a 20-year warranty.

Floor to Floor                      11.5 feet typical

Finished Ceiling Height             9 feet on typical office floors

HVAC System                         The HVAC system will be floor by floor,
                                    water cooled, self contained, variable air volume (VAV), air conditioning units. System allows for independent operation on each floor. Typical office area HVAC units will be sized for 300 sq. ft. per ton. The costs and installation of VAV boxes shall be Tenant's responsibility.

                                    Building HVAC design criteria shall be:

Heating: Maintain tenant area space temperature at 70 degrees F DB + /-2 degrees, when outdoor temperature is 10 degrees F DB. Indoor relative humidity is expected to be approximately 25% +/- 5%.

                                    Cooling: Maintain tenant area space
                                    temperature at 75 degrees F DB +/ - 2
                                    degrees, indoor relative humidity 50%, when outdoor temperature is 95 degrees F DB and 78 degrees WB (ASHRAE 1%).

                                    Fresh air will be provided to each
                                    mechanical room via medium pressure ducted risers and VAV valves at the rate of 20 CFM per person consistent with current ASHRAE Guidelines.

                                    A roof mounted cooling tower will provide condenser water to risers with valved taps at each floor for future tenant 24 hr./7 day supplemental units. There will be approximately 100 tons of capacity dedicated to all office tenant prospective needs. The condenser water will be metered for each tenant.

Electrical System                   Three (3) electrical service entrances with
                                    utility company transformers located in
                                    vaults on exterior of building will supply three phase, four-wire 480/277 volt service.
                                    Typical building electrical distribution system will include plug in bus duct risers
                                    (2 per floor); double section high and low voltage panels and K-13 rated transformers.
                                    Power available for tenant use will be 6.0 watts/sq. ft. low voltage and 3.5 watts/sq.
                                    ft. high voltage for lighting. Power
                                    systems/capacities will be upgradeable for tenant flexibility.

                                    Space will be allotted within the first
                                    level of the parking garage below grade for a future tenant generator.

Life Safety                         Fire standpipe and base building fire alarm
                                    system will be installed per high rise
                                    building code. Upturned sprinkler heads will be provided in accordance with NFPA 13 at a spacing of one head per 225 sq. ft. The base system will be sized to support a sprinkler head density of 125 sq. ft. per head. Fire
                                    Alarm system will be a fully supervised, non-coded, addressable analog initiating, voice alarm system conforming to ADA and BOCA high rise codes. An emergency generator will be provided for elevator recall, fire pump, stair pressurization, emergency lighting, fire alarm, and other life safety systems.

Wet Columns                         Two wet columns are provided per floor for
                                    use by Tenant. Each wet column consists of:
                                    sanitary, plumbing vent and domestic water supply.

Window Coverings                    One inch aluminum, white slat venetian
                                    blinds.

Energy Management                   An automated, direct digital control energy
                                    management system will be installed under base building.

Elevators                           Five traction passenger elevators, 400 feet
                                    per minute, with 4,000 lb. capacity. One of these is a dual use passenger/service elevator with a rear door opening to a service corridor on the 1ST floor.

Security System                     Perimeter, elevators, and garage.

Rest Rooms                          One set of women's and men's restrooms will
                                    be fully finished on each floor with base building.

Typical Floor Lobbies               Typical floor lobby finishes and finishes to
                                    corridors connecting stairs will be included in tenant allowance.

Fiber Optics                        Telephone and fiber optics sources will be
                                    available via trunk lines located adjacent to the property. Vertical riser sleeves are provided at each floor telephone closet to accommodate future T-1 lines for connection to the Internet.

Parking Attendant assisted parking totaling 407 spaces or approximately 1.8 spaces per 1000 rentable square feet.

Bike Lockers                        Bike Racks are provided in the parking
                                    garage for use of the tenants.

                   SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

                 THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT

("Second Amendment") is made this 4th day of February, 2003, by and between CHASE TOWER ASSOCIATES, L.L.C., a Delaware limited liability company ("Landlord"), and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, by that certain Office Lease Agreement dated December 8, 2000 (the "Original Lease"), Landlord leased to Tenant, and Tenant leased from Landlord, approximately 16,799 square feet of rentable area on the twelfth
(12th) floor, known as Suite 1200 (the "Original Premises"), in the building located at 4445 Willard Avenue, Chevy Chase, Maryland (the "Building"), upon the terms and conditions set forth in the Lease;

         WHEREAS, by that certain First Amendment to Office Lease Agreement dated May 10, 2002 (the "First Amendment"), Landlord leased to Tenant, and Tenant leased from Landlord, an additional 7,463 square feet of rentable area located on the eleventh (11th) floor of the Building and known as Suite 1130 (the "Expansion Space"), and the parties extended the term of the Original Lease, upon the terms and conditions more specifically set forth therein;

         WHEREAS, the Original Lease and the First Amendment are hereinafter collectively referred to as the "Lease";

         WHEREAS, Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, an additional 19,290 square feet of rentable area located on the sixth (6th) floor of the Building and known as Suite 600 (the "Second Expansion Space"), and the parties desire to extend the term of the Lease with respect to the Original Premises and the Expansion Space upon the terms and conditions hereinafter set forth;

         WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their understanding and agreement with regard to the lease of the Second Expansion Space and the extension of the term of the Lease with respect to the Original Premises and the Expansion Space, and to otherwise amend the Lease, as more particularly set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

         1. Any capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

         2. The Lease is hereby amended by adding thereto a new Article XXVIII, to read as follows:

                                 "ARTICLE XXVIII
                             SECOND EXPANSION SPACE

         28.1. Term. Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, approximately 19,290 square feet of rentable area (the `Second Expansion Space') located on the sixth (6th) floor of the Building, which Second Expansion Space is hereby agreed to be that certain space which is shown on Exhibit L attached hereto and made a part hereof and known as Suite 600, for a term (the `Second Expansion Space Term') commencing on February 3, 2003 (the `Second Expansion Space Commencement Date') and continuing through and including Midnight on May 31, 2013 (the `Second Expansion Space Expiration Date'), unless earlier terminated pursuant to the provisions of this Lease.

         28.2. Second Expansion Space Tenant's Work. Landlord shall deliver the Second Expansion Space to Tenant in shell condition, as defined in Exhibit M attached hereto and made a part hereof, following the day on which Landlord executes that certain Second Amendment to Office Lease Agreement (the `Second Amendment') after the execution thereof by Tenant. Landlord is under no obligation to make any other improvements to the Original Premises, the Expansion Space or the Second Expansion Space. Notwithstanding the foregoing, Landlord shall make available for the performance of Second Expansion Space Tenant's Work (as hereinafter defined) an allowance (the `Second Expansion Space Tenant Allowance') in an amount equal to the product of (a) Thirty-Six and 30/100 Dollars ($36.30) multiplied by (b) the number of square feet of rentable area comprising the Second Expansion Space. Landlord shall pay the Second Expansion Space Tenant Allowance to Tenant following Tenant's completion of Second Expansion Space Tenant's Work (as hereinafter defined) and upon the terms and conditions set forth in Section 9.1 of this Lease with respect to the Tenant Allowance for Tenant's Work with respect to the Original Premises, including, but not limited to, the payment by Landlord of the Second Expansion Space Tenant Allowance in increments disbursed not more often than once per month, except that there shall be no Tenant Loan with respect to any such Second Expansion Space Tenant's Work.

         Tenant shall improve the Second Expansion Space in accordance with the construction drawings for permit dated January 6, 2003 (the `Second Expansion Space Tenant's Plans') (the work set forth in the `Second Expansion Space Tenant's Plans being hereinafter referred to as `Second Expansion Space Tenant's Work').

         The provisions of Section 9.1 of this Lease with respect to Tenant's Work shall also govern (including, but not limited to, Landlord's approval of subcontractors and contractors) the performance of Second Expansion Space Tenant's Work.

         Landlord hereby approves Rand Construction as Tenant's general contractor for the performance of Second Expansion Space Tenant's Work.

         28.3. Second Expansion Space Base Rent. In addition to the Base Rent for the Premises (i.e., the Original Premises and the Expansion Space) payable pursuant to Section 4.1 hereof, the First Amendment and the Second Amendment, commencing on June 1, 2003 and continuing thereafter throughout the Second Expansion Space Term, Tenant covenants and agrees to pay to Landlord Base Rent for the Second Expansion Space in the following amounts (the `Second Expansion Space Base Rent'):

                                  Second                    Second
                              Expansion Space             Expansion                    Second
    Second                     Base Rent Per                Space                 Expansion Space
Expansion Space                 Square Foot               Base Rent                  Base Rent
  Lease Year                     Per Annum                Per Annum                  Per Month
---------------               ---------------            -----------              ---------------
      1                           $37.00                 $713,730.00                $59,477.50
      2                           $38.11                 $735,141.90                $61,261.83
      3                           $39.25                 $757,132.50                $63,094.38
      4                           $40.43                 $779,894.70                $64,991.23
      5                           $41.64                 $803,235.60                $66,936.30
      6                           $43.64                 $841,815.60                $70,151.30
      7                           $44.95                 $867,085.50                $72,257.13
      8                           $46.30                 $893,127.00                $74,427.25
      9                           $47.69                 $919,940.10                $76,661.68
     10                           $49.12                 $947,524.80                $78,960.40

         A `Second Expansion Space Lease Year, shall mean that period of twelve
(12) consecutive calendar months that commences on June 1, 2003, and each consecutive twelve (12) month period thereafter. The earliest such twelve (12) month period shall be referred to as `Second Expansion Space Lease Year 1,' and each of the following Second Expansion Space Lease Years shall be similarly numbered for identification purposes. The Second Expansion Space Base Rent shall be payable by Tenant at the same times and in the same manner as set forth in this Lease with respect to the payment of Base Rent.

         28.4. Increased Operating Expenses and Increased Real Estate Taxes with respect to the Second Expansion Space. In addition to Tenant's proportionate share of Increased Operating Expenses and Tenant's proportionate share of Increased Real Estate Taxes payable with respect to the Original Premises and the Expansion Space pursuant to the terms of this Lease, commencing on June 1, 2004, for each calendar year of the Second Expansion Space Term, Tenant shall pay to Landlord, in the manner provided in Article V of this Lease, Tenant's proportionate share of Increased Operating Expenses for the Second Expansion Space for the calendar year and Tenant's proportionate share of Increased Real Estate Taxes for the Second Expansion Space for the calendar year. `Tenant's proportionate share of Increased Operating Expenses for the Second Expansion Space for the calendar year' shall equal the product of 8.81% multiplied by the amount by which the total of Operating Expenses for the calendar year exceeds the Operating Expenses incurred during calendar year 2003; and `Tenant's proportionate share of Real Estate Taxes for the Second Expansion Space for the calendar year' shall equal 8.81% multiplied by the amount by which the total of Real Estate Taxes for the calendar year exceeds Real Estate Taxes for calendar year 2003; provided, however, that for the calendar year during which the Second Expansion Space Term begins and ends, the Operating Expenses and Real Estate Taxes for the Second Expansion Space shall be prorated based upon the greater of
(i) the number of days during such calendar year that this Lease is in effect or
(ii) the number of days that Tenant actually occupies the Second Expansion Space or any portion thereof.

         28.5. Incorporation of Second Expansion Space Into the Premises. Except as otherwise herein expressly provided, the Second Expansion Space shall be deemed a part of the Premises for all purposes of this Lease, such that both Landlord and Tenant shall have such respective rights and obligations with respect to the Second Expansion Space as apply to the remainder of the Premises."

         3. The Term of the Lease is hereby extended for a period (such period being hereinafter referred to as the "Second Extension Period") commencing on August 14, 2012 (the "Second Extension Period Commencement Date") and continuing through and including Midnight on the May 31, 2013, unless earlier terminated pursuant to the provisions of the Lease as modified by the provisions of this Second Amendment, or pursuant to law.

         4. During the Second Extension Period, Tenant covenants and agrees to pay to Landlord Base Rent with respect to the Premises (i.e., the Original Premises and the Expansion Space) in the amounts set forth on the following table:

Amended Space        Base Rent Per
   Leasee             Square Foot                   Base Rent                    Base Rent
    Year               Per Annum                    Per Annum                    Per Month
-------------        -------------                -------------                 -----------
     11                  $51.03                   $1,238,089.86                 $103,174.16

         An "Amended Space Lease Year" shall have the same meaning as is set forth in Paragraph 9 of the First Amendment.

         Landlord and Tenant hereby agree and acknowledge that Tenant's obligations under the Lease with respect to the payment of Additional Rent shall continue during the Second Extension Period.

         5. The definition of "Parking Permits" in Section 1.17 of the Lease is hereby amended with respect to all periods beginning on and after the Second Expansion Space Commencement Date by inserting the following language at the end thereof:

                  "Notwithstanding the foregoing, commencing on June 1, 2003, Tenant shall have the right to use seventy-seven (77) Parking Permits as provided in Article XXIV of this Lease."

         6. Tenant's payment of Tenant Improvements Reimbursement Rent shall continue pursuant to the provisions of Section 5.4 of the Lease and shall not be affected by the Second Extension Period or this Second Amendment.

         7. If requested by Landlord at any time during the Term, Tenant shall promptly execute a declaration in the form attached hereto as Exhibit D-2.

         8. The Lease is further amended by inserting therein Exhibit D-2 and Exhibit L attached hereto, which Exhibit D-2 and Exhibit L are hereby incorporated into the Lease by reference.

         9. Landlord and Tenant represent and warrant to each other that the person signing this Second Amendment on its behalf has the requisite authority and power to execute this Second Amendment and to thereby bind the party on whose behalf it is being signed.

         10. Landlord and Tenant represent and warrant to each other that, except as hereinafter provided, neither of them has employed any broker in procuring or carrying on any negotiations relating to this Second Amendment. Landlord and Tenant shall indemnify and hold each other harmless from any loss, claim or damage relating to the breach of the foregoing representation and warranty by the indemnifying party. Landlord recognizes only The Meyer Group, Ltd., as Tenant's agent, and Insignia/ESG, Inc., as agent of Landlord, as brokers with respect to this Second Amendment and agrees to be responsible for the payment of a commission to said brokers pursuant to separate agreements with said brokers.

         11. Except as expressly amended and modified herein, all terms, conditions and provisions of the Lease shall remain unmodified and in full force and effect. In the event of any conflict between the terms and conditions of the Lease and the terms and conditions of this Second Amendment, the terms and conditions of this Second Amendment shall govern and control.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Office Lease Agreement as of the day and year first hereinabove written.

                                             LANDLORD

WITNESS:                                     CHASE TOWER ASSOCIATES, L.L.C., a
                                             Delaware limited liability company

                                             By: JBG/CHASE TOWER INVESTORS,
                                                 L.L.C., a Delaware limited
                                                 liability company

                                             By: JBG/BANNOCKBURN PARTNERS,
                                                 L.L.C., a Delaware limited
                                                 liability company, its Managing
                                                 Member

                                                 By: /s/ Robert Stewart
                                                    -------------------
                                                 Name: Robert Stewart
                                                 Title: Managing Member

                                             TENANT

ATTEST:                                      CAPITALSOURCE FINANCE LLC, a
                                             Delaware liability company

By: /s/ Kathleen M. Miko                     By: /s/ Steven A. Museles [SEAL]
   ---------------------------                  -----------------------
Name: Kathleen M. Miko                       Name: Steven A. Museles
Its: Vice President and                      Its: Senior Vice President
     Deputy General Counsel

                                   EXHIBIT D-2

                DECLARATION BY LANDLORD AND TENANT AS TO DATE OF
                  DELIVERY AND ACCEPTANCE OF POSSESSION, SECOND
                    EXPANSION SPACE COMMENCEMENT, DATE, ETC.

         This Certificate is being provided pursuant to that certain Second Amendment to Office Lease Agreement dated as of ______________, ________ (the "Second Amendment"), by and between CHASE TOWER ASSOCIATES, L.L.C., a Delaware limited liability company ("Landlord") and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company ("Tenant"). The parties to the Lease desire to confirm the following:

         The Second Expansion Space Commencement Date is February 3, 2003.

         The term of the Lease with respect to the Original Premises, the Expansion Space and the Second Expansion Space shall expire at Midnight on May 31, 2013.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Certificate under seal on ____________________ ,_______________.

                                             LANDLORD

WITNESS:                                     CHASE TOWER ASSOCIATES, L.L.C., a
                                             Delaware limited liability company

                                             By: JBG/CHASE TOWER INVESTORS,
                                                 L.L.C., a Delaware limited
                                                 liability company

                                                 By: JBG/BANNOCKBURN PARTNERS,
                                                     L.L.C., a Delaware limited
                                                     liability company, its
                                                     Managing Member

                                                     By:_______________________
                                                     Name:_____________________
                                                     Title:____________________

                                     D-1-1

                                             TENANT

ATTEST:                                      CAPITALSOURCE FINANCE LLC, a
                                             Delaware liability company

By:________________________                  By:_________________________[SEAL]
Name:______________________                  Name:_______________________
Title:_____________________                  Title:______________________

                                     D-1-2

                                    EXHIBIT L
                       PLAN SHOWING SECOND EXPANSION SPACE

                                    EXHIBIT M

                     SECOND EXPANSION SPACE SHELL CONDITION

Structure                           Concrete frame with deck, 80 lbs/ sq. ft.
                                    live load capacity. 20 lbs/ sq. ft.
                                    partition load.

Exterior Architectural precast concrete and stone with low-E insulated windows and curtainwall.

Column Spacing                      Varies 30 feet x 30 feet typical

Roof Modified bituminous roofing with a 20-year warranty.

Floor to Floor                      11.5 feet typical

Finished                            9 feet on typical office floors
Ceiling Height

HVAC System                         The HVAC system will be floor by floor,
                                    water cooled, self contained, variable air volume (VAV), air conditioning units. System allows for independent operation on each floor. Typical office area HVAC units will be sized for 300 sq. ft. per ton. The costs and installation of VAV boxes shall be Tenant's responsibility.

                                    Building HVAC design criteria shall be:

Heating: Maintain tenant area space temperature at 70 degrees F DB +/-2 degrees, when outdoor temperature is 10 degrees F DB. Indoor relative humidity is expected to be approximately 25% +/- 5%.

                                    Cooling: Maintain tenant area space
                                    temperature at 75 degrees F DB +/ -2
                                    degrees, indoor relative humidity 50%, when outdoor temperature is 95 degrees F DB and 78 degrees WB (ASHRAE 1%).

                                    Fresh air will be provided to each
                                    mechanical room via medium pressure ducted risers and VAV valves at the rate of 20 CFM per person consistent with current ASHRAE Guidelines.

                                    A roof mounted cooling tower will provide condenser water to risers with valved taps at each floor for future tenant 24 hr./7 day supplemental units. There will be approximately 100 tons of capacity dedicated to all office tenant prospective needs. The condenser water will be metered for each tenant.

Electrical System                   Three (3) electrical service entrances with
                                    utility company transformers located in
                                    vaults on exterior of building will supply three phase, four-wire 480/277-volt service.
                                    Typical building electrical distribution system will include plug in bus duct risers
                                    (2 per floor); double section high and low voltage panels and K-13 rated transformers.
                                    Power available for tenant use will be 6.0 watts/sq. ft. low voltage and 3.5 watts/sq.
                                    ft. high voltage for lighting. Power
                                    systems/capacities will be upgradeable for tenant flexibility.

                                    Space will be allotted within the first
                                    level of the parking garage below grade for a future tenant generator.

Life Safety                         Fire standpipe and base building fire alarm
                                    system will be installed per high rise
                                    building code. Upturned sprinkler heads will be provided in accordance with NFPA 13 at a spacing of one head per 225 sq. ft. The base system will be sized to support a sprinkler head density of 125 sq. ft. per head. Fire
                                    Alarm system will be a fully supervised, non-coded, addressable analog initiating, voice alarm system conforming to ADA and BOCA high rise codes. An emergency generator will be provided for elevator recall, fire pump, stair pressurization, emergency lighting, fire alarm, and other life safety systems.

Wet Columns                         Two wet columns are provided per floor for
                                    use by Tenant. Each wet column consists of:
                                    sanitary, plumbing vent and domestic water supply.

Window Coverings                    One inch aluminum, white slat venetian
                                    blinds.

Energy Management                   An automated, direct digital control energy
                                    management system will be installed under base building.

Elevators                           Five traction passenger elevators, 400 feet
                                    per minute, with 4,000 lb. capacity. One of these is a dual use passenger/service elevator with a rear door opening to a service corridor on the 1st floor.

Security System                     Perimeter, elevators, and garage.

Rest Rooms                          One set of women's and men's restrooms will
                                    be fully finished on each floor with base building.

Typical                             Typical floor lobby finishes and finishes to
Floor Lobbies                       corridors connecting stairs will be included
                                    in tenant allowance.

Fiber Optics                        Telephone and fiber optics sources will be
                                    available via trunk lines located adjacent to the property. Vertical riser sleeves are provided at each floor telephone closet to accommodate future T-1 lines for connection to the Internet.

Parking Attendant assisted parking totaling 407 spaces or approximately 1.8 spaces per 1000 rentable square feet.

Bike Lockers                        Bike Racks are provided in the parking
                                    garage for use of the tenants.